Exhibit 10.7

OFFICE LEASE

STAPLEY CORPORATE CENTER

BETWEEN

DAZ3-STAPLEY, L.L.C.,

as Landlord

and

ULTHERA, INC.

as Tenant

Dated:             , 2012

TABLE OF CONTENTS

1.	PREMISES; PERMITTED USE	2

2.	TERM; SUBSTANTIAL COMPLETION; POSSESSION	3

3.	RENT	5

4.	OPERATING COSTS	6

5.	ADDITIONAL TAXES	8

6.	SECURITY DEPOSIT; GUARANTY	8

7.	ASSIGNMENT, SUBLETTING	10

8.	MAINTENANCE, BUILDING SERVICES AND UTILITIES	11

9.	TENANT’S ALTERATIONS	13

10.	AMERICANS WITH DISABILITIES ACT	14

11.	PARKING	14

12.	FURTHER DEVELOPMENT OF SITE AND ALLOCATION OF COSTS	15

13.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF TENANT	15

14.	CASUALTY LOSS	17

15.	CONDEMNATION	18

16.	MUTUAL RELEASE/WAIVER OF SUBROGATION; INSURANCE	18

17.	HAZARDOUS MATERIALS	20

18.	DEFAULT; WAIVER OF TRIAL BY JURY	22

19.	SERVICE CHARGE; INTEREST	24

20.	NOTICES	25

21.	HOLDING OVER	25

22.	SUBORDINATION	26

23.	ESTOPPEL CERTIFICATE	26

24.	BINDING EFFECT	27

25.	COVENANT OF QUIET ENJOYMENT	27

26.	BROKER	27

27.	MISCELLANEOUS	27

28.	LANDLORD’S CONTINGENCY	28

OFFICE LEASE

(Multi-Tenant Building)

STAPLEY CORPORATE CENTER

THIS OFFICE LEASE (“Lease”), entered into                  , 2012, (“Effective Date”) by DAZ3-STAPLEY, L.L.C., a Missouri limited liability company (“Landlord”), and ULTHERA, INC., a Delaware corporation (“Tenant”).

1.	PREMISES; PERMITTED USE.

1.1 - Premises. Landlord, subject to the following terms and conditions, hereby leases to Tenant the premises (the “Premises”) designated on the floor plan attached as Exhibit A, known as Suite #201, comprising approximately thirty-four thousand two hundred forty-one (34,241) square feet of Rentable Area located on the second (2nd) floor of Building #2, more commonly known as 1840 S. Stapley Drive. Mesa, Arizona (“Building”) of the Stapley Corporate Center as such is shown in Exhibit B (the “Project”). The Building, the Project, the Common Areas (as defined in Section 1.4 below) and all other improvements are referred to as the “Property”. The actual “Rentable Area” and “Usable Area” amounts referenced in this Lease shall be calculated as set forth in Section 3.3 below. The Premises shall be comprised of two (2) phases. The “First Phase Area”, as shown on the attached Exhibit A-1, shall consist of approximately twenty-eight thousand nine hundred seventy-eight (28,978) square feet of Rentable Area. The “Second Phase Area”, as shown in the attached Exhibit A-2, shall consist of approximately five thousand two hundred sixty-three (5,263) square feet of Rentable Area. The First Phase Commencement Date and the Second Phase Commencement Date are defined in Section 2 below. Prior to the Second Phase Commencement Date, the Premises (as used in this Lease) shall mean only the First Phase Area.

1.2 - Permitted Use. Tenant shall use the Premises solely for general office use, minor assembly of Tenant’s Ultherapy products, related laboratory usage, and service, repair and distribution activities related to Tenant’s Ultherapy products, and for no other purpose (“Permitted Use”) without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall ensure that all persons permitted by Tenant to come upon the Premises shall comply with the Rules and Regulations identified in Exhibit D, as they may be modified from time to time by Landlord in Landlord’s reasonable discretion (the “Rules and Regulations”); provided, however, no such modification shall materially impair the Permitted Use.

1.3 - Exclusive Rights Infringement. Tenant shall not use the Premises for any purpose in violation of exclusive rights granted by Landlord from time to time to any other Tenant; provided, however, that Landlord shall not grant any exclusive right after the Effective Date that would prevent Tenant from conducting its initial Permitted Use. In no event shall Tenant have the right to change its use of the Premises from the initial Permitted Use, without Landlord’s prior written approval, so as to confirm such proposed new use does not violate any existing Exclusive Rights.

1.4 - Right to Use Common Areas. Tenant shall have the non-exclusive and reasonable use of the driveways, parking lot (subject to the provisions of Section 11), elevators, sidewalks, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways and any other common areas of the Property designated from time to time by Landlord during the Term (the “Common Areas”), in common with other tenants, occupants and authorized users thereof and their respective permittees, subject to casualty, condemnation, Force Majeure and other events beyond the control of Landlord. The Common Areas at all times shall remain subject to Landlord’s exclusive control and Landlord shaft be entitled to make such changes in the Common Areas as it deems appropriate Landlord shall have the right to install, maintain, replace and operate cables, lines, wires, pipes or other facilities located above the ceiling grid or below the floor surface of the Premises for purposes of serving the Building or other tenants, provided that such installation, maintenance and replacement is done in accordance with the terms of Article 8 below. Tenant shall not disturb any such facilities.

2.	TERM; SUBSTANTIAL COMPLETION; POSSESSION.

2.1 - Commencement and Term. The term (“Term”) of this Lease will be approximately ninety-three (93) months commencing on the First Phase Commencement Date, as hereinafter defined, and ending on the last day of the ninety-third (93rd) full calendar month thereafter, unless sooner terminated or extended. The “First Phase Commencement Date” shall be the date Landlord delivers possession of the First Phase Area to Tenant, with all Tenant Improvements (as defined in Exhibit C hereto) having been Substantially Completed (as defined in Exhibit C hereto) which date shall be evidenced by a letter from Landlord to Tenant. The First Phase Commencement Date is currently estimated to occur on October 1, 2012 (the “Target Commencement Date”). Even though the Term does not commence until the First Phase Commencement Date, this Lease shall be in full force and effect as a binding obligation of the parties from and after the date of this Lease. The Second Phase Commencement Date shall occur after Landlord has Substantially Completed all Tenant Improvements on the Second Phase Area (whereupon the First Phase Area and Second Phase Area shall constitute the “Premises” for purposes of this Lease). Within twelve (12) months following the Effective Date Tenant shall provide Landlord written notice (“Tenant’s Second Phase Notice”) instructing Landlord to commence the Tenant Improvements for the Second Phase Area.

2.2 - Confirming Memorandum.

(a) Landlord and Tenant shall execute, prior to Tenant’s taking possession of the First Phase Area, a Commencement Agreement which shall contain written confirmation of (1) the First Phase Commencement Date, (2) the last day of the Term, (3) the Rentable Area of the First Phase Area and the Building (as certified in accordance with the terms of this Lease), (4) Tenant’s Proportionate Share of Operating Costs as to the First Phase Area, and (5) the Rent payable by Tenant as to the First Phase Area. The Commencement Agreement shall be in the form attached hereto as Exhibit E and made a part hereof.

(b) Landlord and Tenant shall execute, prior to Tenant’s taking possession of the Second Phase Area, a Commencement Agreement which shall contain written confirmation of (1) the Second Phase Commencement Date, (2) the Rentable Area of the Second Phase Area (as certified in accordance with the terms of this Lease) and the entire Premises, (3) Tenant’s Proportionate Share of Operating Costs as to the entire Premises, and (4) the Rent payable by Tenant as to the entire Premises The Commencement Agreement shall also be in the form attached hereto as Exhibit E and made a part hereof.

2.3 - Delayed Delivery. If delivery of possession of the First Phase Area to Tenant is delayed for any reason other than a Tenant Delay or Force Majeure for a period of one hundred twenty (120) days after the Target Commencement Date, Landlord shall not be liable to Tenant for any damage occasioned by such delay, but Tenant may terminate this Lease by written notice to Landlord and upon such termination, Tenant shall vacate any portion of the Premises then occupied or any temporary space in accordance with the terms of any license or other agreement and neither party shall have any other or further liabilities or obligations under this Lease except for such obligations that expressly survive termination.

2.4 - Causes of Delay.

(a) “Tenant Delay” shall mean any delay in Landlord’s commencement or completion of the Tenant Improvements that occurs as the result of: (i) any request by Tenant either: (A) that Landlord perform any work in addition to that required under the Construction Documents, or (B) that Landlord delay the commencement or completion of the Tenant Improvements for any reason, (ii) any change by Tenant to the Construction Documents after final approval thereof, (iii) any failure of Tenant to respond to any request for approval required hereunder within the time period specified for such response or, where no response time is specified, within a reasonable period of time after the request, (iv) any delay in Landlord’s construction of the Tenant Improvements caused by Tenant’s activities in the Premises, or (v) any other act or omission of Tenant that effectively delays commencement or completion of the Tenant Improvements, including, without limitation, an Event of Default by Tenant under this Lease.

(b) “Force Majeure” shall mean Landlord’s inability to obtain equipment or building materials despite the timely and diligent effort by Landlord or its contractors to obtain such equipment and materials, acts of God, fire, earthquake, flood, rainfall or other weather-caused delays which interfere with construction, vandalism, acts or delays of public agencies or governmental bodies, or the authority under the covenants, conditions and restrictions, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, strikes, union labor disputes or other union work stoppages, freight embargoes or inability to obtain basic materials, supplies or fuels, uncommon or unusual delays in the issuance of governmental permits or approvals, or other events beyond the reasonable control of Landlord or its contractors.

2.5 - Excused Delay. For each day of delay caused by Tenant Delay or Force Majeure, Landlord’s performance dates will be extended for an equivalent period of time.

2.6 - Early Access by Tenant. With Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, in the event Landlord determines that Tenant will not interfere with any work to be performed by Landlord, or otherwise cause any delays, Tenant may enter and take possession of the Premises prior to the First Phase Commencement Date without payment of Rent or other sums under this Lease, subject to all other requirements and covenants of this Lease, Tenant shall at all times act diligently and cooperate with Landlord to the fullest extent possible to prevent interference with Landlord’s work and the occurrence of Tenant Delay. Prior to any early access, Tenant must supply Landlord with evidence that Tenant has procured and has in full force and effect all insurance policies required to be maintained by Tenant pursuant to Article 16 of this Lease.

Tenant shall indemnify, defend and hold Landlord harmless from any liens, personal injury, property damage or other action, injury or claim (including reasonable attorneys’ fees or expenses incurred by Landlord) arising from the entry of Tenant, and/or Tenant’s consultants, representatives, agents, contractors or subcontractors onto the Project, the Building and the Premises, Tenant will repair all damage to the Project, the Building and/or the Premises resulting from Tenant’s early entry.

2.7 – Renewal Option. Tenant may extend the Term of this Lease for one (1) consecutive period of five (5) years (“Renewal Term”) by providing Landlord written notice not later than nine (9) months prior to the expiration of the then-current Term. The annual Base Rent during any such Renewal Term shall be calculated as an amount equal to ninety-five percent (95%) of the Market Rental Rate, as hereinafter defined.

The “Market Rental Rate”, as used herein, shall mean the prevailing rental rate on a per-square- foot basis, then being obtained by landlords of first class office buildings in the southeast valley of the metropolitan Phoenix area. It is agreed by Tenant that Landlord, in determining the respective market rates for the Renewal Term, shall be entitled to consider the rental rate then being obtained by Landlord for comparable space in the Project. Landlord shall include a “refurbishment allowance” for the Renewal Term equal to There and 00/100 Dollars ($3 00) per square foot of Rentable Area in the Premises, which Tenant may use in connection with work necessary to refurbish and improve the Premises, The amount of the refurbishment allowance shall be factored into the determination of the Market Rental Rate and shall be payable to Tenant within thirty (30) days following the date the Renewal Term commences.

Within thirty (30) days following the date of receipt of Tenant’s election to extend the Term, Landlord shall provide Tenant with Landlord’s determination of Base Rent as calculated above. Tenant shall then have the right to cancel its election to extend the Term, by giving Landlord written notice of its intent to cancel, which notice must be given within ten (10) days following the date of notice from Landlord to Tenant of the Base Rent. If Tenant shall fail to give notice of cancellation of its election to extend within said ten (10) day period, then this Lease shall terminate as of the termination date of the

Term. If Landlord shall fail to give Tenant notice of the Base Rent as provided above, then the Base Rent shall be the Base Rent as of the last year of the Term multiplied by two and three-quarters percent (2.75%) with a similar increase for each year of the Renewal Term, and Tenant shall not have any right to cancel its option to extend.

Notwithstanding the aforementioned calculations, in no event shall the annual Base Rent for any Renewal Term be less than the annual Base Rent during the last year of the immediately previous Term.

Notwithstanding anything to the contrary herein, if an Event of Default by Tenant has occurred and is continuing upon the date of the notice of Tenant’s exercise of the Renewal Term or at the time of the commencement of the Renewal Term, Landlord shall have the right to cancel any option to extend this Lease including, but not limited to, the right to revoke an option exercised by Tenant. Landlord shall send written notice to Tenant of such cancellation, and such option to extend shall be of no further force or effect.

3.	RENT.

3.1 - Base Rent. Beginning on the First Phase Commencement Date and continuing throughout the Term, Tenant shall pay to Landlord, without any set-off, deduction, or abatement, at Landlord’s address for notices as hereinafter set forth, or to such other place as directed from time to time by written notice to Tenant from Landlord, annual rent (“Base Rent”) each year of the Term, in twelve (12) equal monthly installments, on or before the first (1ST) day of each month, in advance, calculated as follows (the Base Rent shall be subject to readjustment based on the final determination of the Rentable Area, as defined below):

Period	Base Rent Per Rentable Sq.Ft.	Annual Base Rent	Monthly Payment of Base Rent

Months 1 – 12	$19.75	$676,259.75	$56,354.98

Months 13 – 24	$20.25	$693,380.25	$57,781.69

Months 25 – 36	$20.75	$710,500.75	$59,208.40

Months 37 – 48	$21.32	$730,018.12	$60,834.84

Months 49 – 60	$21.91	$750,220.31	$62,518.36

Months 61 – 72	$22.51	$770,764.91	$64,230.41

Months 73 – 84	$23 13	$791,994.33	$65,999.53

Months 85 – 93	$23.77	$813,908.57	$67,825.71

Notwithstanding the foregoing to the contrary, upon the First Phase Commencement Date, Base Rent shall be payable only upon the Rentable Area for the First Phase Area. Upon the Second Phase Commencement Date, Tenant shall commence to pay Base Rent upon the entire Premises (34,241 square feet of Rentable Area).

3.2 - Proration. If the Term commences on a day other than the first day of a calendar month, Rent, as defined in Section 27.1, for the month shall be prorated on a daily basis, based on the number of days in such month, and paid on or before the First Phase Commencement Date.

3.3 - Area Measurement Method. The Usable Area of the Premises and of the Building shall be calculated by Landlord’s architect utilizing current BOMA standards and the Usable Area together with a load factor equal to fifteen percent (15%) shall be the Rentable Area. Landlord shall provide such calculations to Tenant when completed by Landlord’s architect and Tenant shall have the right to have its architect review and approve the calculations. If Tenant’s architect does not agree with the Landlord’s architect’s calculations, Tenant shall notify Landlord in writing within ten (10) days after receipt by the calculation by Landlord and provide its calculation of the Rentable Area. If Landlord and Tenant are then unable to agree upon the calculation of the Rentable Area within ten (10) days after Tenant’s notice, Landlord’s architect and Tenant’s architect shall select an unrelated third architect (the cost of which shall be shared equally by Landlord and Tenant) to calculate the Rentable Area, and such calculation shall be binding on Landlord and Tenant for purposes of this Lease. The approved Rentable Area shall be stipulated and included in each Commencement Agreement signed by Landlord and Tenant.

3.4 – Abatement of Rent. Tenant’s obligation to pay Base Rent shall be abated for the first two hundred seventy (270) days following the First Phase Commencement Date (“Free Rent Period”). Notwithstanding the foregoing, commencing on the First Phase Commencement Date, Tenant shall be obligated to pay Tenant’s Share of Operating Costs attributable to the First Phase Area. Upon the Second Phase Commencement Date, Tenant shall be obligated to pay Tenant’s Share of Operating Costs attributable to the entire Premises.

4.	OPERATING COSTS.

4.1 - Obligation to Pay. Tenant shall, for each calendar year of the Term, pay to Landlord as Rent, without any set-off, deduction or abatement, Tenant’s Share (as defined below) of any increase in Operating Costs incurred by Landlord in the operation, maintenance, repair and management of the Property over the actual Operating Costs incurred by Landlord during the “Base Year’’, which shall mean calendar year 2012 (“Tenant’s Share of Operating Costs”). “Tenant’s Share” shall be a fraction whose numerator is (a) the Rentable Area in the First Phase Area, or (b) the Rentable Area in the entire Premises upon the addition of the Second Phase Area, and whose denominator is the Rentable Area in the Building. Notwithstanding the foregoing, commencing with Tenant’s Share of Operating Costs due in connection with calendar year 2014, in no event shall Tenant’s obligation for Tenant’s Share of Operating Costs in any calendar year thereafter be increased by more than six percent (6%) per calendar year, on a cumulative basis, provided, however, the six percent (6%) cap shall not apply to Taxes, insurance, utilities, or other non-controllable costs.

4.2 - Definition. “Operating Costs” are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, ad valorum taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, substitute taxes, assessments, excises, charges or fees assessed or levied in lieu of the foregoing, and expenses and fees incurred in protesting or appealing any of the foregoing taxes or assessments (but only if such protests or appeals are successful) (collectively, “Taxes’’), but excluding income taxes, franchise taxes, inheritance taxes and gift taxes,; (ii) insurance premiums and costs, including deductibles for the insurance Landlord maintains with respect to the Building (but in an amount not more than $10,000), whether or not required by Section 16.4; (iii) yearly amortization, together with interest on the unamortized amount, of capital improvements and other costs incurred by Landlord for (a) improvements or alterations or changes to the Property required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Property enacted after the First Phase Commencement Date, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Property which existed on the First Phase Commencement Date but which were enacted or come into effect after the First Phase Commencement Date, or the application of either; (b) purposes of reducing Operating Costs; or (c) repairs to, or replacement of, HVAC or other systems necessary for the operation and maintenance of the Building, provided that costs incurred in connection with any replacement of HVAC systems shall be amortized over the useful life of such improvements, alterations, replacements, changes, or repairs which useful life shall be determined in accordance with recommended useful life provided by the applicable HVAC manufacturer; (iv) costs of maintenance, repair and replacement of the Common Areas, including, without limitation, maintenance, repair and replacement of the parking lot and driveways (including periodic resurfacing as needed, but in no event more than once every seven (7) years), stairways, common bathrooms, lobbies, elevators, sidewalks, loading docks, exterior light fixtures, landscaping, common signage, and periodic painting of the exterior of the Building, provided that expenses incurred for any one replacement to the Common Areas which cost in excess of Thirty Thousand and 00/100 Dollars ($30,000.00) shall be amortized over a period of not less than three (3) years; (v) costs of routine service and maintenance of the roof including reasonable preventive care; (vi) costs incurred for the Building Standard Services, as defined in Section 8.2, including all maintenance contracts necessary for providing such services; (vii) costs of electricity, water and other utilities for the Common Areas; (viii) management fees charged by Landlord, an affiliate of Landlord or any other entity managing the Property equal to three and one-half percent (3.5%) of the sum of Base Rent and Operating Costs; (ix) reasonable reserves for Operating Costs; (x) assessments, charges, or fees assessed against the Property or any part thereof under any covenants, conditions and restrictions or property owner association or authority; (xi) wages, salaries and compensation of employees, and fees for consulting, accounting and legal, and other necessary services allocated to the Property; and (xii) any other reasonable cost, charge, or expense which under generally accepted accounting principles would be regarded as a maintenance and operating expense of the Property.

4.3 - Exclusions. Except only as provided in the preceding subparagraph Operating Costs will not include nor will Tenant be obligated to pay for (a) rent paid to any ground lessor, (b) the cost of constructing tenant improvements for any other tenant of the Property; (c) the cost of special services, goods, or materials provided exclusively to any other tenant of the Property; (d) any self-insurance retention; (e) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Property (or where any other tenant of the Property is obligated to make such repairs or pay the cost of same); (f) legal fees, advertising costs, or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Property; (g) repairs, alterations, additions, improvements, or replacements needed to rectify or correct any defects in the original design, materials, or workmanship of the Premises, Building, Property or Common Areas; (h) damage and repairs necessitated by the sole negligence or willful misconduct of Landlord, Landlord’s employees, contractors, or agents; (i) executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Property; (j) Landlord’s general overhead expenses not related to the Property; (k) legal fees, accountants’ fees, and other expenses incurred in connection with disputes of tenants or other occupants of the Property or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Property or any part thereof; (I) costs incurred due to a violation by Landlord or any other tenant of the Property of the terms and conditions of a lease; (m) costs of any service provided to Tenant or other occupants of the Property for which Landlord is reimbursed; (n) depreciation; (o) principal, interest and fees paid on any loan secured by the Property; (p) fees and costs incurred in connection with the defense of Landlord’s title or interest in the Property, and (q) structural improvements and other costs and expenses which would be capitalized under generally accepted accounting principles, except as specifically set forth in Section 4.2 above.

4.4 - Partial Year Proration. During the last year of the Term, Tenant’s responsibility for Tenant’s Share of Operating Costs shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant’s obligations under this Article 4 for the payment of Tenant’s Share of Operating Costs during the Term, including the payment of any deficiency following receipt of the annual statement under Section 4.6, shall survive the expiration or termination of this Lease.

4.5 - Variable Cost Adjustment. If the mean level of occupancy of the Building during a calendar year is less than ninety-five percent (95%) of the rentable area, the Operating Costs shall be adjusted to reflect the fact that some costs, such as air conditioning and janitorial services, vary with level of occupancy while other costs, such as real estate taxes, may not. In order to allocate those variable costs to occupied space while allocating non-variable costs to occupied and unoccupied space alike, Landlord shall determine what the total Operating Costs would have been had the Building been ninety-five percent (95%) occupied during the entire calendar year on the average, and that adjusted total shall be the figure employed in the estimates and statements described in Section 4.6. If Landlord, by special arrangement with a tenant, excludes that tenant from receipt of services otherwise generally available to tenants, then Operating Costs shall be deemed to include what such services would have cost had they been provided to that tenant.

4.6 - Estimates and Annual Reconciliation. As soon as reasonably practicable prior to or near the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Operating Costs for the ensuing calendar year and Tenant shall pay, as Rent hereunder together with each installment of Base Rent, one-twelfth (1/12th) of the amount by which the estimated annual Operating Costs exceed the Base Year Costs. As soon as reasonably practicable after the end of each calendar year during the Term Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, and within thirty (30) days following the date of such notice Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Operating Costs for the year in which this Lease terminates shall be prorated based upon the termination date of the Term.

4.7 - Certification and Inspection of Records. The annual statement of actual Operating Costs shall be certified to be correct by Landlord Landlord shall maintain accurate books and records with respect to all Operating Costs for a period of not less than one (1) year. Tenant shall have the right during Landlord’s normal business hours, at Landlord business offices, and upon thirty (30) days’ prior written notice to Landlord, to inspect Landlord’s records of Operating Costs on or before the first (1st) anniversary of Tenant’s receipt of the statement of the actual Operating Costs for the previous calendar year, but no later. No later than thirty (30) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such annual statement, Tenant’s detailed reasons for each exception that support a conclusion that such exception properly identifies an error in such annual statement, and a complete copy of the review report. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant’s reasonable approval) as to the proper amount of Operating Costs or the items as to which Tenant has taken exception. In such case, (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Operating Costs were overstated by a net amount of five percent (5%) or more. Pending review of such records and resolution of any exceptions, Tenant shall pay Tenant’s Share of Operating Costs, subject to credit, refund or additional payment after any such exceptions are resolved.

5.	ADDITIONAL TAXES.

5.1 - Excise Taxes. Tenant shall pay to Landlord with each installment of Base Rent, Operating Costs, and any other payment made by Tenant under this Lease, any gross receipts, transaction privilege, sales or similar (but excluding income) tax payable by Landlord by reason of Landlord’s receipt of Base Rent, Tenant’s Share of Operating Costs or any other payment made by Tenant under this Lease.

5.2 - Personal Property Taxes. Tenant shall pay prior to delinquency any tax levied on Tenant’s personal property.

6.	SECURITY DEPOSIT.

6.1 – Letter of Credit. Tenant shall deliver to Landlord, within five (5) business days after the date hereof and in all instances before the delivery of the Premises to Tenant, an irrevocable, stand-by letter of credit (“Letter of Credit”) in the initial amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000,00), subject to reduction as set forth in the schedule described below (the “LOC Amount”), issued in the name of Landlord as the beneficiary thereunder. The Letter of Credit shall be issued by a bank or other financial institution reasonably approved by Landlord and in a form reasonably approved by Landlord The Letter of Credit shall include specific terms incorporating the following requirements: (i) it shall be irrevocable by the issuer; (ii) it may be drawn upon by Landlord upon presentation of a request for payment, without approval by or duty of inquiry to Tenant or any other party; (ii) one or more partial drawings shall be permitted; (iv) it shall be Issued for a term of twelve (12) months after the date of delivery to Landlord, and shall provide that the same shall be automatically renewed, without amendment (except as to the LOC Amount) for successive twelve (12) month periods through a date ending five (5) years after delivery to Landlord (the “Letter of Credit Term”) unless written notice of nonrenewal has been given by the issuing bank to Landlord, or notice by Tenant that it does not desire to cause the issuing bank to continue to maintain the Letter of Credit, not less than sixty (60) days prior to the expiration of the current twelve (12) month period; and (v) in the event written notice of nonrenewal has been given by the issuing bank to Landlord, or notice by Tenant that it does not desire to cause the issuing bank to continue to maintain the Letter of Credit, as provided above, then in either case, such shall be immediately deemed an Event of Default, provided, however, that notwithstanding anything contained in Article 18, Landlord’s sole remedy for the Event of Default specified in this subsection 6.1(a)(v) shall be to have the immediate right after receipt of such notice to draw upon the Letter of Credit on or before the close of business on the expiration date of the current twelve (12) month period, up to the then-applicable full amount of the Letter of Credit, which funds shall be deposited into a bank account with Landlord’s then current lender and treated as a security deposit held by Landlord to secure the performance or Tenant’s covenants and obligations under this Lease in accordance with the terms provided in Section 6 2 below; provided, however, Tenant shall not be required to replenish such amounts pursuant to Section 6.2 below. Should an Event of Default occur. Landlord may, but is not obligated to, seek to draw upon the Letter of Credit or the funds drawn from the Letter of Credit (as allowed pursuant to subsection (v) above, toward the curing of any such Event of Default and/or toward compensating Landlord for any loss or damage arising from any such Event of Default or any obligations of Tenant pursuant to Section 13.7 of this Lease. The amount of the Letter of Credit (or funds drawn from the Letter of Credit, if applicable) shall automatically be reduced during the Letter of Credit Term, so that the total amount Landlord may draw from the Letter of Credit (or immediately available funds, if applicable) shall be consistent with the following schedule:

$350,000.00 as of the date hereof through the last day of the twenty-first (21st) full calendar month following the First Phase Commencement Date;

$250,000.00 as of the first day of the twenty-second (22nd) full calendar month following the First Phase Commencement Date through the last day of the thirty-third (33rd) full calendar month following the First Phase Commencement Date;

$150,000.00 as of the first day of the thirty-fourth (34th) full calendar month following the First Phase Commencement Date through the last day of the forty-fifth (45th) full calendar month following the First Phase Commencement Date;

$50,000.00 as of the first day of the forty-sixth (46th) full calendar month following the First Phase Commencement Date through the last day of the fifty-seventh (57th) full calendar month following the First Phase Commencement Date; and

$0.00 as of the first day of the fifty-eighth (58th) full calendar month following the First Phase Commencement Date.

All such reductions in the Letter of Credit (or funds drawn from the Letter of Credit, if applicable) shall be effective only on the first day of the respective calendar months specified above and shall not be pro rated for any partial month or year. If Tenant fails to deliver the Letter of Credit to Landlord within five (5) business days after the Effective Date, Landlord may, at any time, whether or not possession has been delivered to Tenant, deem such failure to be an Event of Default and Landlord may avail itself of the remedies provided for herein.

6.2 – Security Deposit. On or before the first day of the fifty-eighth (58th) full calendar month following the First Phase Commencement Date, Tenant shall deposit with Landlord a security deposit in the amount of Sixty-Eight Thousand Six Hundred Sixty-Five and 59/100 Dollars ($68,665.59) to be held for the performance of Tenant’s covenants and obligations under this Lease. The security deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damage upon an Event of Default (as defined in Section 18) by Tenant. Upon occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to apply to Rent or any damage, injury, expense or liability caused to Landlord by the Event of Default of Tenant. The remaining balance of the security deposit, if any, will be returned to Tenant upon termination of this Lease unless an Event of Default by Tenant then exists. Should Landlord be required to use Tenant’s security deposit, Tenant shall replenish the security deposit within ten (10) days after receipt of written notice from Landlord. In the event of the transfer of Landlord’s interest in the Building and the assumption of Landlord’s obligations by such purchaser or transferee, Landlord shall have the right to transfer the security deposit to the purchaser or other transferee, in which event, upon notice to Tenant of the transfer, the transferee shall become obligated and Landlord shall be relieved of the obligation for return of the security deposit.

7.	ASSIGNMENT, SUBLETTING.

7.1 - Restrictions on Transfer. Tenant may not assign this Lease, or sublet all or any part of the Premises, without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. The term “assignment” will include, without limitation, (i) any change in voting or managerial control of Tenant or (ii) a transfer or a series of transfers in any form of more than fifty percent (50%) of the stock, membership, partnership, or other ownership interest of Tenant. Tenant may, however, assign this Lease or sublease a portion of the Premises without Landlord’s consent to (i) a wholly-owned subsidiary or other entity controlled by or under the common control of Tenant, (ii) an acquirer or purchaser of all or substantially all of Tenant’s assets; (iii) any entity resulting from a merger, consolidation, or other reorganization of Tenant; and/or (iv) any entity or person by sale or other transfer of a percentage of capital stock or equity of Tenant in connection with an initial public offering of stock or subsequent sale of stock on a public stock exchange (a “Permitted Transfer”). For all assignments other than Permitted Transfers, Tenant shall provide Landlord with satisfactory information showing the experience and business history of any proposed assignee or sublessee, as well as financial and credit information and references, to enable Landlord to reasonably determine the reputation, character, financial responsibility and credit-worthiness of the proposed assignee or sublessee. The Premises shall be used by the assignee or sublessee solely for the Permitted Use. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Except for a Permitted Transfer, Tenant shall not permit its interest under this Lease to be transferred by operation of law. Any purported assignment or sublease made without Landlord’s consent shall be void. Landlord’s consent to an assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

7.2 - Limitations. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent: (i) if the proposed assignee or subtenant is a tenant in another building owned by Landlord or by an affiliate of Landlord or of any of Landlord’s constituent partners or principals; (ii) if the proposed assignee or subtenant is a governmental agency; (iii) if the use by the proposed assignee or subtenant would contravene this Lease, any applicable deed restriction, any underlying lease, any restrictive use covenant or exclusive rights granted by Landlord; (iv) if the proposed assignee or subtenant does not intend to occupy the Premises for its own use; or (v) if the nature of the proposed assignee or subtenant is not compatible with the character of the Building or the Project.

7.3 - Liability for Performance of Tenant’s Obligations. It is a condition to any assignment or subletting that the assignee or sublessee shall assume in writing the obligations of Tenant under this Lease. In no event shall an assignment or subletting relieve Tenant, or any successor, assign or person holding under Tenant, of its obligations to Landlord under this Lease.

7.4 - Excess Proceeds. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as Rent, one half of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

8.	MAINTENANCE, BUILDING SERVICES AND UTILITIES.

8.1 - Maintenance by Tenant. Tenant shall maintain the interior of the Premises and the improvements therein (excluding services and maintenance for which Landlord is expressly responsible pursuant to Sections 8,2 and 8.4) in good condition and repair.

8.2 - Building Standard Services.

(a) Landlord (except as set forth below) shall furnish the following Building Standard Services, the cost and expense of which shall be included as Operating Costs:

(i) heat and air conditioning for normal use and occupation of the Premises under normal business operations daily from 7:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, excluding holidays (“Normal Business Hours”);

(ii) cold water from the public supply for drinking, lavatory and toilet purposes and hot water for lavatory purposes from regular Building supply drawn through fixtures installed by Landlord;

(iii) janitor service and customary cleaning in and about the Premises (private kitchens, eating areas and restrooms excepted) Monday through Friday (holidays excepted) comparable to standard janitor service furnished by other office buildings in the Mesa, Arizona metropolitan area (Tenant shall not provide any janitor services or cleaning without Landlord’s prior written consent);

(iv) passenger elevator service in common with other tenants at reasonable times (freight elevator service will be made available by Landlord upon reasonable notice by Tenant); and

(v) electrical service sufficient for a standard general office use, equipped with typewriters, fax machines, printers, desk calculators, normal office computer equipment, dictation equipment and copying machines with power requirements considered standard in the industry.

(b) Tenant shall report to Landlord any deficiency in the services provided by Landlord or Landlord’s agents. Landlord, by furnishing any of the services listed in Section 8.2(a), shall not be deemed to have warranted the same to be free from any interruption or discontinuance that is beyond the reasonable control of the Landlord or which may result from occasional damage or malfunctions of equipment and distribution facilities. Any such interruption or discontinuance shall not constitute an eviction (actual or constructive) or a disturbance of Tenant’s possession, use or quiet enjoyment of the Premises. Landlord shall use commercially reasonable efforts to minimize any period of interruption or discontinuance, however, Tenant agrees that Landlord shall not be liable for damages resulting from any such interruption or discontinuance, nor shall Tenant be relieved of the performance of any of Tenant’s covenants or obligations under this Lease.

(c) Tenant’s use of electricity shall not exceed the capacity of the electrical conductors or equipment installed in or servicing the Premises Any alterations or additions to the electrical system (including wiring) to meet Tenant’s excess electrical requirements shall require Landlord’s prior written consent and shall be at Tenant’s sole expense. IF Tenant’s consumption of electricity is in excess of the Building standard electric service provided in 8.2(a)(v) above, Tenant shall pay the cost of such consumption in accordance with the process determined in Section 8.3 below.

(d) All utilities provided to the Premises other than those described above, including communications services, shall be arranged directly by Tenant with the utility supplier, including the posting of any required deposits, and any charges paid directly to the utility supplier when due. Communications suppliers must enter into a separate access and license agreement with Landlord in connection with supplying services in the Building.

8.3 - Over Building Standard Services. After Normal Business Hours, heating, ventilation and air conditioning (“HVAC”), and other utility services will be available to Tenant at Tenant’s expense at Landlord’s then prevailing rate for any such service, as such may be subject to change from time to time. Landlord reserves the right to install submeters (such installation shall be done at Tenant’s expense), or to conduct an electric consumption audit (such audit shall be done at Tenant’s expense), or otherwise reasonably estimate or determine electrical consumption on the Premises. Landlord shall have access to any metering devices at ail reasonable times, including Normal Business Hours. Landlord may prepare separate statements of the excess utilities used based on the Landlord’s estimate or determination of Tenant’s consumption and the utility rates established from time to time by the public utility furnishing such service. Tenant shall pay the amounts shown on such statements to Landlord within ten (10) days of invoice. Should Tenant fail to promptly pay for such service, Landlord may discontinue furnishing such service, which shall not be deemed an eviction (actual or constructive) or a disturbance of Tenant’s possession, use and quiet enjoyment of the Premises. Landlord shall use commercially reasonable efforts to minimize any period of interruption or discontinuance, however, Tenant agrees that Landlord shall not be liable for damages resulting from such discontinuance, nor shall Tenant be relieved from the performance of any of Tenant’s covenants or obligations under this Lease. Landlord, by furnishing any of the above services, shall not be deemed to have warranted the same to be free from any interruption or discontinuance that is beyond the reasonable control of the Landlord or which may result from occasional damage or malfunctions of equipment and distribution facilities. Any such interruption or discontinuance shall not constitute an eviction (actual or constructive) or a disturbance of Tenant’s possession, use or quiet enjoyment of the Premises Tenant agrees that Landlord shall not be liable for damages resulting from any such interruption or discontinuance, nor shall Tenant be relieved of the performance of any of Tenant’s covenants or obligations under this Lease.

8.4 - Building and Common Area Maintenance. Landlord shall maintain the Building (including roof, structural elements, doors, plate glass, HVAC, electrical and plumbing systems serving the Building exterior window washing, building automation systems, fire alarm systems and security systems), and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character. Notwithstanding the foregoing, Tenant shall be responsible for the cost of any blockage of sewer lines caused by Tenant’s misuse or negligence.

8.5 - Interruptions. Landlord shall not be liable or responsible, and Rent shall not abate, for breakdowns or temporary interruptions in access, services, or utilities, nor for interference with Tenant’s business or Tenant’s access to the Premises during the course of repairs or remedial work to the Property. Notwithstanding anything in this Article 8 to the contrary, if Tenant is prevented from utilizing the Premises as a result of an interruption of access, services or utilities resulting solely from Landlord’s (or Landlord’s employees or agents) negligence or willful misconduct, and is so prevented from utilizing the Premises for a period in excess of five (5) consecutive business days Tenant shall be entitled to a proportionate abatement of Rent to the extent of any actual loss of use of the Premises by Tenant.

8.6 - Repair on Tenant’s Behalf. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease for ten (10) days after written notice has been given to Tenant (notice shall be waived in the event of an emergency), Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s fixtures or other property or to Tenant’s business by reason thereof (except that Landlord shall be liable for its own gross negligence), and upon completion thereof, Tenant shall pay to Landlord, within ten (10) days after Tenant’s receipt of a detailed invoice from Landlord, all costs incurred by Landlord in making the repairs, including an amount equal to eight percent (8%) of such costs for overhead. All amounts payable to Landlord herein this Section 8.6 shall be deemed to be Rent.

8.7 - Scope of Responsibilities of Parties. The term “repairs” shall include replacements and renewals when necessary. All repairs, replacements and renewals made by Landlord or Tenant shall be equal in quality and class to the original work. Landlord shall have no liability to Tenant for any repair, maintenance or replacement required because of Tenant’s own design errors or acts, or the errors and acts of Tenant’s consultants and representatives, and nothing in this Section 8.7 will alter Tenant’s obligation to pay Tenant’s Share of Operating Costs to Landlord under Section 8.7 even though this Section 8.7 may put the obligation of performing the necessary maintenance, repair or replacement on

Landlord. Whenever Landlord or any person authorized by Landlord shall perform any work required under this Article 8, Landlord shall do so, or shall cause such person to do so, diligently and in such a manner as shall minimize interference with Tenant’s conduct of business.

8.8 - Security. Landlord does not undertake responsibility for the security of tenants or their employees, agents, guests and invitees, or the property of any of these respective parties on or about the Premises, Building or Project, and Landlord shall not be responsible or liable for any loss or damage that is caused by criminal conduct of third parties, despite whatever security measures Landlord may implement.

9.	TENANT’S ALTERATIONS

9.1 – Alterations. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises (“Alterations”), provided that any such Alteration shall:

(i) comply with the requirements of all applicable governmental or quasi-governmental authorities having jurisdiction (including, without limitation, the ADA), with the requirements of Landlord’s insurance carriers, and with Landlord’s reasonable safety requirements, including restrictions on flammable materials;

(ii) not be commenced until Landlord has received satisfactory evidence that all required permits have been obtained;

(iii) be made only with the prior written consent of Landlord. Consent for Alterations of a structural nature may be withheld by Landlord in its sole and absolute discretion and consent for Alterations of a non-structural nature shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord may reasonably condition its consent upon the work being performed at certain times and in a manner calculated to avoid interference with or disturbance of other tenants or occupants of the Building. Tenant is prohibited from modifying the Building’s electrical, plumbing or HVAC systems, except for making connections to circuit panels, pipes or ducts within the Premises;

(iv) be constructed in good workmanlike manner in accordance with all building, fire and safety codes and strictly conform to complete working drawings prepared by a licensed architect and submitted to and approved in advance by Landlord (or, if drawings are not required for the work, e.g., recarpeting, painting, etc., conform to a list of materials, including glues, paints, and the like, approved in advance by Landlord);

(v) be carried out only by licensed contractors, who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of workers’ compensation and general liability insurance coverage, including coverage for completed operations and contractual liability, with Landlord and its agents and designees named as additional insureds, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work shall be carried out; and

(vi) upon completion, be shown on accurate “as built” reproducible drawings delivered to Landlord on a CDRom, or other technological advancement thereof, in .pdf format, or such other technological advancement of such format as approved by Landlord; and

(vii) Tenant or Tenant’s contractor shall perform all work in the Premises in such manner as to reasonably avoid any labor dispute which will cause the stoppage or impairment of any ongoing construction projects, work or deliveries within the Project. In the event that any such stoppage or impairment of work occurs as the result of any such labor dispute or potential dispute, then Tenant shall undertake such action necessary to eliminate such dispute, including, without limitation removing all disputants from the job site until such time as the dispute no longer exists.

9.2 - Removal of Alterations. All Alterations (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) made by Tenant, except Tenant’s movable office furniture, equipment, computers, telephone and telecommunication systems, shall be the property of Landlord, and shall remain upon the Premises at the termination of this Lease, unless Landlord notifies Tenant that such Alteration shall remain property of Tenant, and that Tenant shall remove such Alteration prior to the termination of this Lease and repair any and all damage caused by such removal.

9.3 - Tenant Installations. Tenant may install in the Premises its usual business fixtures, equipment, and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building or interfere with the equipment or systems of any other tenant in the Building. Tenant shall not install any satellite dish or antenna in or around the Premises or on the roof or walls of the Building.

10.	AMERICANS WITH DISABILITIES ACT.

With respect to obligations arising under the Americans with Disabilities Act of 1990, regulations issued thereunder, the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, and any applicable requirements under comparable or related state law, as the same are in effect on the date hereof and may be hereafter modified or amended or supplemented (collectively the “ADA”):

(i) Landlord shall comply with the ADA with respect to operation of the Common Areas, work done in Common Areas (including, without limitation and as the case may be, alterations, barrier removal, or new construction) and reconstruction and restoration of the Premises by Landlord as a result of a casualty or taking. Landlord shall be solely responsible for causing the design of the Common Areas to satisfy all ADA requirements.

(ii) Tenant shall comply with the ADA with respect to operation of the Premises, and alterations or improvements within the Premises. Tenant shall be solely responsible for causing the design of the initial Tenant Improvements to satisfy all ADA requirements. Tenant, at its sole expense, shall make any alterations to the Premises required by the ADA.

11.	PARKING.

At no charge to Tenant, Tenant and Tenant’s employees, agents, and invitees may use, in common with all other users of the Property, the unmarked and uncovered vehicular parking spaces in the general parking areas appurtenant to the Building (the “Uncovered Parking Spaces”). Parking including the Uncovered Parking Spaces and Covered Parking Stalls (as defined below) shall be not less than five (5) spaces for each 1,000 square feet of Rentable Area of the Premises, as the same may be increased by the Additional Space (as defined below) if applicable. During the Term, Tenant shall not be obligated to pay any additional rent or other charges (except as part of Operating Costs, as specified in Article 4 above) for the Uncovered Parking Spaces that are allocated to Tenant under this Lease.

Landlord will be under no obligation to supervise or police the driveways and parking lots. Tenant further agrees not to use, or permit its employees to use, the driveways, parking areas, loading docks or other outside areas for overnight or other storage, or for the maintenance, repair or cleaning of automobiles or other vehicles. Neither Tenant nor its employees shall use spaces designated for visitor parking, if any. Tenant shall not place or store goods, materials, supplies, equipment, automobiles, other vehicles or any other property of Tenant in the driveways or parking lots or anywhere else in the Premises or on the Property, excepting wholly inside the Premises.

Tenant shall also have the right to lease up to thirty-five (35) covered parking stalls (“Covered Parking Stalls”), for its exclusive use, subject to Tenant’s compliance with the Parking Rules and Regulations in effect from time to time (the initial Parking Rules and Regulations are attached hereto as Exhibit G, but Landlord shall have the right to make modifications and additions thereto as Landlord deemed reasonably appropriate). Tenant shall have the right to lease additional covered parking stalls, if available, subject to the Parking Rules and Regulations. The monthly fee for the Covered Parking Stalls (the “Parking Rent”) shall be Thirty-Five Dollars ($35.00) per stall during the first thirty-six (36) months of the Term, subject to increase at the market rate per stall, as Landlord reasonably determines; provided, however, that such Parking Rent shall not increase by more than six percent (6%) every other year. Notwithstanding anything contained herein to the contrary, Parking Rent shall be abated for the first eighteen (18) months of the Term commencing on the first full month after the First Phase Commencement Date.

12.	FURTHER DEVELOPMENT OF SITE AND ALLOCATION OF COSTS

All costs of operation, maintenance, repair, and replacement of driveways, parking areas, parking structure, exterior lighting, any shared monument sign(s), landscaping, and any other costs incurred with respect to the Project as a whole or shared facilities shall be allocated between the Building and the building located at 1910 S. Stapley Drive in proportion to their respective Rentable Areas, and only the portion of such costs allocated to the Building (subject to the exclusions and limitations provided in Section 4) shall be included in Operating Costs. In connection with the development of the Project, the Project is subject to a certain Restriction and Easement Declaration dated June 16, 2005, as such is recorded as Document No. 2005-0820390 in the Official Records of Maricopa County (hereinafter the “REA”). The REA provides for easements, the use of shared facilities, the allocation of costs as between the two buildings, and other matters customarily contained in such declarations in similar commercial office projects, and this Lease shall be subject to the REA and in the event of any conflict between the REA and this Lease, the terms of the REA shall govern.

13.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF TENANT.

13.1 - Building Rules; Covenants, Conditions and Restrictions. Tenant shall faithfully observe and comply with the rules and regulations identified in Exhibit D, as they may be modified from time to time by Landlord in its sole discretion (the “Rules and Regulations”) and with all covenants, conditions and restrictions, including the REA, applicable to the Premises, and any amendments thereto.

13.2 - Entry and Inspection. Tenant shall give Landlord access to the Premises at all reasonable times, without charge or diminution of Rent, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord is entitled or required to make under, and pursuant to, the terms of this Lease, and to exhibit the Premises to prospective purchasers of the Premises or lenders thereon; and during last year of the Term, to exhibit the Premises to prospective tenants. Landlord may place upon the Project, the Building or within the Common Areas “For Sale” and “For Lease” signs. Landlord will schedule with Tenant any entry during Normal Business Hours and will use commercially reasonable efforts to minimize disruption of Tenant’s business caused by such entry. Except in case of emergency, Landlord shall give reasonable prior notice to Tenant of any entry for purposes other than routine inspections and services.

13.3 - Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, excepting only termination because of Tenant’s default under this Lease (unless Landlord elects the contrary in writing), remove Tenant’s furniture, fixtures and equipment, computers, telephones and switches, and telecommunications equipment (to the extent the same was installed by Tenant and not belonging to Landlord or required to be removed by Landlord, all in accordance with Section 9.2) and Tenant’s other personal property and those of any other person claiming under Tenant, and deliver the Premises to Landlord peaceably in as good order and condition as the same are now in or hereafter may be put in by Landlord, excepting only ordinary use and wear of the Premises and repairs that are Landlord’s obligation. Furniture, fixtures, equipment and all other property not removed by Tenant at the termination of this Lease shall be considered abandoned, and Landlord may dispose of it as Landlord deems expedient, all to be done at Tenant’s expense.

13.4 - Signage. Tenant shall be entitled to have its name included in the Building directory and on the directory sign on Tenant’s floor and to have a suite entry sign in accordance with the Building’s sign program. Landlord shall pay for fabrication and installation of such signs. Tenant shall not otherwise place signs on or about the Property.

Tenant may install its sign on the exterior of the Building immediately above the Premises. Tenant’s exterior building signage shall comply with all applicable laws, ordinances, regulations, permit requirements, and any applicable covenants, conditions and restrictions affecting the Building, including without limitation Landlord’s sign criteria attached hereto as Exhibit I. In the event Tenant desires to change the exterior building signage previously approved by Landlord, then such change shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. All costs of design, fabrication, installation, insurance, maintenance, repair and removal of such exterior building signage shall be borne by Tenant. Upon expiration of this Lease or termination of Tenant’s possessory rights hereunder, Tenant, at Tenant’s expense, shall remove its exterior building signage and repair all damage caused by the original installation and subsequent removal so that it is restored to its original condition.

Tenant may place its trade name on one panel on the Stapley Drive monument sign (“Monument Sign”). This option shall not extend to any sublessee or assignee of Tenant, except any sublessee or assignee in conjunction with a Permitted Transfer. In the event Tenant chooses to place its trade of such Monument Sign:

a) The size and location of Tenant’s sign panel on the Monument Sign will be determined by Landlord in its sole discretion. The design of such sign panel shall be subject to Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant’s sign panel shall be compliant with all applicable laws, codes and ordinances.

b) Tenant shall be solely responsible for all costs incurred in the design and fabrication of its monument sign panel and the costs incurred in the installation and maintenance of such sign panel on the Monument Sign (“Monument Sign Cost”).

c) The Monument Sign Costs, if initially paid by Landlord, shall be reimbursed to Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord. Monument Sign Costs shall be deemed to be a part of Rent.

d) Landlord may, but shall not be obligated to, remove Tenant’s sign panel(s), at Tenant’s cost, if any one or more of the following events occurs; (i) Tenant vacates, abandons, or is removed from the Premises (except for cases of damage or destruction); (ii) the use (as set forth in Section 1.2) of the Premises changes; (iii) an Event of Default occurs and remains outstanding beyond all applicable notice and cure periods; (iv) Tenant holds over in the Premises; or (v) the term of the Lease expires or is sooner terminated.

13.5 - Prohibited Acts. Tenant shall not allow, permit or suffer any noise, smoke or odor to escape from the Premises and Tenant covenants not to do or allow, permit or suffer any waste or damage, disfigurement or injury to the Premises or Building or permit or suffer any overloading of the floors or walls of the Premises. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not cause the safe floor loading capacity to be exceeded. Tenant shall not disturb or interfere with any other tenant’s quiet enjoyment of the Property.

13.6 - Mechanics’ and Materialmen’s Liens. Tenant shall keep the Premises and the rest of the Property free from any mechanics’, materialmen’s, contractors’ or other liens arising from, or any claims for damages arising from, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any such lien or claim or action thereon, reimburse Landlord within ten (10) business days after demand therefor by Landlord for costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a statutory lien discharge bond in the amount necessary to discharge the Premises from such lien. Tenant will have no responsibility for the liens of contractors or others hired exclusively by and for Landlord.

13.7 - Indemnity; Compliance with Laws. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys’ fees and court costs which Landlord may suffer or incur by reason of Tenant’s breach of this Lease, or by reason of the acts or omissions of Tenant or its employees, agents, invitees or licensees on or about the Premises or any other part of the Property. Tenant shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with its use and occupancy of the Premises and the rest of the Property. If due to the nature of Tenant’s use of the Premises, improvements or alterations are necessary to comply with any requirements imposed by law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements or alterations.

13.8 - Financial Statements. Tenant shall, within ten (10) days after written request, but not more than once a year, deliver to Landlord a copy of the financial statements (including at least a year-end balance sheet and a statement of profit and loss) of Tenant (and of any guarantor of Tenant’s obligations under this Lease) for each of its three most recently completed fiscal years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by Lender or prospective purchaser.

Tenant represents and warrants to Landlord that the financial information provided to Landlord before the execution of this Lease accurately states the financial condition of Tenant, and such information is true and accurate as presented. Tenant further represents and warrants to Landlord that there has been no material adverse change in the financial condition of Tenant between the effective date of the information delivered to Landlord and the date of this Lease Tenant acknowledges that, but for the truth and completeness of the financial information given to Landlord, as well as the truth of the foregoing representations, Landlord would not have entered into this Lease with Tenant.

14.	CASUALTY LOSS

14.1 - Restoration and Abatement. Subject to the qualifications in this Section 14, in the event of damage to the Premises by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall then cause the damage to be repaired with commercially reasonable speed, at the expense of the Landlord, subject to reasonable delays caused by Force Majeure or other events beyond the reasonable control of Landlord. Unless the damage is caused by Tenant’s negligence or willful misconduct, Base Rent payable by Tenant shall abate in proportion to that part of the Premises that is untenantable and unusable for use and occupation by Tenant during any period in which, by reason of such casualty, Tenant is prevented from using the Premises for its use. Such abatement shall continue for the period commencing with the date of such damage or destruction and ending with the date the restoration is sufficiently complete that Tenant’s business may be fully resumed on the Premises.

14.2 - Termination Options. If Landlord determines, in its reasonable opinion, that the damage shall be so extensive that repairs cannot be completed within one hundred eighty (180) days from the date of the casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not later than twenty (20) days after notice of Landlord’s estimate of the time required for restoration is given by Landlord. Landlord shall provide such notice as soon as is practicable after the fire or other casualty occurs. Landlord also shall have the right to terminate this Lease, as of the date of such damage, by notice given to Tenant within sixty (60) days following the casualty loss in the event: (a) the cost to repair the damage shall exceed twenty-five percent (25%) of the full replacement value of the Building (regardless of the degree of damage to the Premises); or (b) more than forty percent (40%) of the Building is damaged (regardless of the degree of damage to the Premises). If this Lease is terminated, Rent shall be adjusted to the date of such damage and Tenant shall vacate the Premises. If notice of termination is not timely given, this Lease shall remain in full force and effect.

14.3 - Insurance Proceeds. Notwithstanding the provisions of Section 14.1 and Section 14.2, Landlord shall have no obligation to repair or rebuild the Premises if the casualty loss occurs in the last three (3) years of the Term, or if Landlord does not receive sufficient insurance proceeds for that purpose, free of any claim by any lender on the Premises.

14.4 - Lease Provisions Control. Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of Rent in the event of casualty loss or destruction, the rights of Tenant in such instance to be determined by this Article14.

15.	CONDEMNATION

15.1 - Termination or Restoration. If all or any portion of the Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking only with respect to the portion of the Premises so taken. If the portion of the Premises taken by eminent domain results in a material impairment of Tenant’s use and enjoyment of the Premises, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ten (10) days after such date of taking. If Tenant does not elect to terminate this Lease, Landlord shall, at its expense not to exceed the sum of the award received by Landlord, promptly restore the Premises (including the Tenant Improvements), exclusive of any improvements or other changes made by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Base Rent payable under this Lease shall abate in the manner described in Article 14.

15.2 - Award. All damages awarded for a taking of the Premises or any other part of the Property under the power of eminent domain shall belong to Landlord whether awarded as compensation for diminution in value or loss of the leasehold estate or the fee, for the improvements thereon, or for any other property right or the value thereof. Landlord shall not be entitled to any separate award made to Tenant for the value of Tenant’s personal property, fixtures and moving expenses.

16.	MUTUAL RELEASE/WAIVER OF SUBROGATION; INSURANCE.

16.1 - Waiver of Subrogation. Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage during the Term, to the extent such loss, injury or damage is covered by the terms of any insurance policy maintained or required to be maintained by Landlord or Tenant. Inasmuch as the above mutual waivers will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by such policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of the mutual waivers, and to have such policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the waivers.

16.2 - Liability for Increased Insurance Costs. Tenant shall not do anything in or about the Premises or use the Premises in any way which will increase insurance rates on the Premises or any other part of the Property. In the event insurance rates applicable to the Building or the Project as a whole shall be increased attributable solely to Tenant, Tenant agrees to pay as Rent the amount of the increase in the premium to Landlord upon demand therefore. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, except to the extent this Lease requires Landlord to comply with the same.

16.3 - Tenant’s Insurance Policies. Tenant, at its expense, shall obtain and keep in full force and effect the following insurance:

(i) Special form property insurance insuring Tenant’s furniture, fixtures, equipment, improvements and betterments and other personal property in an amount equal to the full replacement cost.

(ii) Extra expense insurance with a limit of not less than $100,000.

(iii) Commercial general liability insurance (ISO Form CG0001) applying to the use and occupancy of the Premises and the business operated by Tenant, including coverage for “premises/operations”, and “blanket contractual” liabilities, written on an occurrence basis with limits not less than $1,000,000 per occurrence, $1,000,000 persona! and advertising injury, fire legal liability with limits no less than $300,000, and $2,000,000 general aggregate, with an umbrella or excess policy with limits not less than $5,000,000 per occurrence, naming Landlord, any Lender, and their respective related or affiliated entities, (including parents, subsidiaries, partnerships, joint ventures, and limited liability companies), directors, officers, partners, agents, employees, members, shareholders, and contract property manager as additional insureds, utilizing ISO endorsement CG2011 (11/96 edition). The foregoing insurance may be maintained by the combination of primary and excess coverage.

(iv) Workers’ compensation insurance in accordance with applicable law and employer’s liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease - policy limit.

(v) Professional liability insurance with limits of no less than $1,000,000 per claim and $3,000,000 in aggregate.

16.4 - Landlord’s Coverage. Landlord shall maintain special form property insurance insuring the Building (including all installations and fixtures, but excluding Tenant’s equipment, fixtures, and personal property). Such policies shall provide for loss payable to Landlord or its Lender(s). Coverage shall be equal to the full replacement cost of the Building (replacement cost new, including coverage for the cost of debris removal and coverage for cost of complying with building, zoning, safety, land use and other laws as a result of any casualty or loss) as to prevent application of co-insurance provisions. Landlord may, but shall not be obligated to, carry insurance against additional perils and in greater amounts including, but not limited to, rent loss, difference-in-conditions, or other coverage. Landlord shall also maintain commercial general liability insurance (ISO Form CG0001 or equivalent) including coverage for “blanket contractual” liabilities, written on an occurrence basis with limits not less than $1,000,000 per occurrence, $1,000,000 personal and advertising injury, and $2,000,000 general aggregate, with an umbrella or excess policy with limits not less than $5,000,000 per occurrence. The foregoing insurance may be maintained by the combination of primary and excess coverage. Landlord shall also maintain workers’ compensation insurance in accordance with applicable law and employer’s liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease - policy limit.

16.5 - Policy Requirements.

(i) Tenant’s and Landlord’s insurance policies shall be taken out with insurers with an A.M. Best rating of A-/VII or better and licensed to do business in the State of Arizona. Tenant’s policies shall have deductible and retention amounts not in excess of $10,000;

(ii) Tenant’s liability policies shall be non-contributing and apply as primary and not as excess to, any other insurance available to the Landlord with respect to claims arising on the Premises or out of activities on the Premises;

(iii) Tenant’s policies shall contain a “separation of insured” clause; and

(iv) Tenant shall request an agreement by the insurers to notify the other party (and any Lender) in writing not less than thirty (30) days (ten (10) days in the case of non-payment of premium) prior to any cancellation.

17.	HAZARDOUS MATERIALS.

17.1 - Limited Right to Use. Tenant shall conduct and permit no activities on the Premises which create the risk of release of a Hazardous Substance (as defined in Section 17.3) on, in, under or about the Premises or into the environment or violation of the Environmental Laws (as defined in Section 17.2), or otherwise expose Landlord, Tenant, or the Property to action by any governmental authority or third parties under the Environmental Laws, or otherwise. Tenant shall not install, use, generate, store, dispose of or treat in or about the Premises any Hazardous Substance or any substance in violation of any Environmental Law. Notwithstanding the preceding sentence, Tenant may reasonably use those Hazardous Substances essential to the normal operation of an office and the incidental storage thereof, provided that in such instances, such storage and use involves only such quantities at any given time as are necessary (but not more) for operation of an office and such storage and use is done in accordance with applicable laws and regulations. In particular, Tenant shall upon request of Landlord furnish proof of compliance with any Environmental Law, which compliance may include any monitoring and record keeping as required thereunder. Subject to Section 17.6 below. Tenant agrees that in the event of any contamination of the Premises, the Building or the Property in violation of the Environmental Laws caused by Tenant or attributable to Tenant’s negligence in its use of the Premises, the Building or Property, Tenant shall promptly at its sole expense take any and all necessary actions to return the contaminated Property to its condition prior to the contamination after first giving immediate notice of the presence of such contamination to Landlord, fully consulting with Landlord as to the appropriate remedial actions to be taken by Tenant, and receiving Landlord’s prior written approval of all remedial actions to be taken by Tenant. If Tenant fails to act responsibly to comply with any provision relating to such contamination at the Property, Landlord shall have the right, at Landlord’s option, and upon giving Tenant fifteen (15) days’ prior written notice, to enter upon the Premises and perform all appropriate environmental investigation, containment, cleanup and/or disposal of such Hazardous Substance, at Tenant’s sole cost and expense. If Landlord performs such services, Tenant shall pay to Landlord, on demand, as Rent, the cost and expense thereof, with interest thereon accruing at the Interest Rate as provided in Section 19(b) hereof.

17.2 – Environmental Laws. “Environmental Laws”, as used herein, is defined as and includes, without limitation, any of the following (as the same may be amended from time to time): the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”, also known as “Superfund”); the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976 (“RCRA”); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; any and all federal regulations concerning compliance with all national emission standards relating to Perchloroethylene (“PCE” or “Perc”) at dry cleaning facilities; and any and all other local, state or federal ordinances, laws or regulations promulgated by any regulatory authority with jurisdiction which relates to or deals with the protection of human health or the environment.

17.3 – Hazardous Substance “Hazardous Substance”, is defined as and includes, without limitation, the following: asbestos; urea formaldehyde; petroleum hydrocarbons and other petroleum products (including, without limitation, gasoline, diesel fuel, fuel oil, crude oil and motor oil and constituents or derivatives of those products); tetrachloroethylene; polychlorinated biphenyls (“PCB’s”); PCE or Perc; nuclear fuel or materials; chemical, biological or medical wastes; radioactive materials; explosives; known carcinogens; underground storage tanks; any material or substance that is either listed or has the characteristics of hazardous waste or hazardous substance under any Environmental Laws.

17.4 – Environmental Liability. Tenant shall remain liable for any environmental condition relating to its operation regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental audit at the termination of the Lease as set forth herein. The obligation set forth in this clause shall survive the termination of the Lease.

17.5 - Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the provisions of this Article 17, or from any release of a Hazardous Substance on, in, under or about the Premises or any other part of the Property, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing, in violation of the applicable Environmental Laws.

17.6 - Remediation. In the event that Hazardous Substances are discovered upon, in, or under the Premises or any other part of the Property, and any governmental agency or entity or any Environmental Law requires the removal or remediation of such Hazardous Substance, (i) Tenant shall be responsible for removing and remediating those Hazardous Substance arising out of or related to (x) any breach of the provisions of Section 17.1 above or (y) any act or omission of Tenant, its affiliates, sublessees, assignees or any of their respective employees, agents, invitees, licensees, contractors or representatives of any of the foregoing on or about the Premises or any other part of the Property, and (ii) Landlord shall be responsible for removing and remediating any Hazardous Substance released on, in, under or about the Premises or any other part of the Property by Landlord or Landlord’s employees, agents, invitees, licensees, contractors or representatives, at Landlord’s expense. Notwithstanding anything in this Article 17 to the contrary, Tenant shall not take any remedial action in or about the Premises or any other part of the Property without first obtaining Landlord’s prior written consent to any such remedial action and the methods to be used to achieve the remediation.

17.7 - Notice of Release or Claim. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Substance in, on or under the Premises or any other part of the Property; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Environmental Laws; (iii) any claim made or threatened by any person against Tenant, the Premises or any other part of the Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substance, and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Substance in, on, under or about or removed from the Premises or any other part of the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or any other part of the Property, or Tenant’s use or occupancy thereof.

17.8 - Audit. At any time and from time to time, Landlord may retain an environmental consultant or engineer to conduct an audit or environmental assessment of the Premises and Tenant’s compliance with applicable laws, rules and regulations, Tenant shall extend its full cooperation with the audit or investigation. If Tenant is found not to be substantially in compliance with applicable law, or if Landlord had reasonable cause to believe that Tenant was not in substantial compliance, ail reasonable costs associated with the audit or assessment shall be paid by Tenant to Landlord upon demand; otherwise all costs shall be borne by Landlord. In addition, Tenant, at Landlord’s request from time to time, shall complete such questionnaires and provide such information with respect to Tenant’s activities and operations on the Premises as Landlord shall reasonably require.

17.9 – Costs of Remediation. Without limiting any indemnity provisions contained herein this Article 17. Tenant shall be responsible to pay for. or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken by Landlord which is proven to be solely on account of any action or inaction of Tenant in violation of any Environmental Laws at or affecting the Premises or any other part of the Property, or by reason of any other act or omission of

Tenant in breach of this Lease.

17.10 – Copies of Reports. Tenant will provide Landlord with a copy of any environmental audit, study or report concerning the Premises or any other part of the Property or any part thereof within the possession or control of Tenant.

17.11 - Landlord’s Warranty and Indemnity. Landlord represents and warrants to Tenant that, as of the date of this Lease, the Premises contains no Hazardous Substances as a result of Landlord’s development, excepting insubstantial amounts, if any, in quantities not having materially adverse effects on the environment or upon the health and safety of persons. Landlord shall indemnify, defend and hold Tenant harmless for, from and against all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a material breach of the provisions of this Article 17, or from any release of a Hazardous Substance on, in, under or about the Premises or any other part of the Property, or into the groundwater or the environment, by Landlord, Landlord’s predecessors in interest, other tenants, or Landlord’s affiliates or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing, in violation of the applicable Environmental Laws.

17.12 - Survival. The respective rights and obligations of Landlord and Tenant under this Article 17 shall survive the expiration or termination of this Lease or Tenant’s non-occupancy of the Premises.

18.	DEFAULT.

18.1 - Events of Default. The occurrence of any of the following shall constitute an Event of Default by Tenant:

(i) Tenant fails to make any payment of Base Rent, Rent or any other monetary sum when due, or any amount required to replenish the Security Deposit, and such payment in full is not received by Landlord within ten (10) business days after written notice to Tenant that same is due.

(ii) Tenant fails to take occupancy of the Premises or to remain open for business in the Premises in violation of any of the covenants contained herein this Lease.

(iii) Tenant fails to deliver in a timely manner, any financial statement, subordination document or estoppel certificate requested by Landlord within the respective time period(s) specified in this Lease.

(iv) Tenant gives Landlord any report or other information that is materially false or misleading.

(v) Tenant violates the restrictions on assignment and subletting set forth in this Lease.

(vi) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets. (For purposes of this subparagraph, the term Tenant includes any guarantor.)

(vii) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated, (For purposes of this subparagraph, the term “Tenant” includes any guarantor.)

(viii) Tenant fails to perform or comply with, or violates, any provision of this Lease other than those described in Subsections (i) through (vii) above, and does not fully cure such failure within thirty (30) days after written notice to Tenant or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within sixty (60) days of such notice.

18.2 - Landlord’s Remedies. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the following rights and remedies, which shall not be exclusive but cumulative and in addition to any other rights and remedies now or hereafter allowed by law or in equity, and which may be exercised without further notice or demand:

(i) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate (as defined in Section 19) from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(ii) Landlord may (1) re-enter the Premises in the manner provided by law, (2) in writing declare this Lease terminated, (3) sue for Rent and all other sums due and coming due under this Lease, and for any damages sustained by Landlord or (4) continue this Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable, with Tenant remaining liable for Rent and all other sums coming due under this Lease, plus the reasonable costs of obtaining possession of the Premises and of reletting the Premises, including broker’s commissions, and the costs of any repairs and alterations necessary to prepare the Premises for reletting, less any rentals received from any reletting. Landlord shall use reasonable efforts to mitigate damages and relet the Premises.

(iii) Landlord may also from time to time, whether before or after re-entry, in writing terminate this Lease as to a portion, portions or the entirety of the Premises, and as to any such portion relet by Landlord to a third party in a bona fide, arms-length transaction, Landlord may recover from Tenant, together with all other damages (including without limitation the reasonable costs of obtaining possession and of reletting and costs of improvements or alterations to the Premises for occupancy by the new tenant), an amount equal to the difference, if any, between the future Rent payable for such portion, portions or the entirety of the Premises under this Lease (using the then applicable Rent) and the rent to be paid by the tenant under the new lease for such portion(s) of the Premises.

(iv) Landlord may exercise its statutory lien rights and remove Tenant’s property from the Premises, which may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant and sold pursuant to law If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(v) No action of Landlord shall be construed as an election to terminate this Lease or to accept a surrender of the Premises unless written notice of such intention is given to Tenant. Tenant shall pay all reasonable attorneys’ fees, costs and expenses incurred by Landlord in enforcing Tenant’s obligations under this Lease.

(vi) Acceptance of payment of Rent or partial payment of Rent or other partial performance, with or without Landlord’s knowledge of an Event of Default by Tenant, or failure of Landlord to take action on account of an Event of Default by Tenant or to enforce its rights under this Lease shall not be deemed a waiver of any Event of Default by Tenant.

(vii) Any recovery of future Rent from Tenant under this Section 18.2 shall be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco in effect at the time of the award plus one percent (1%).

A.	18.3 – Landlord Default; Limited Recourse. If Landlord fails to perform any of the terms, covenants or obligations to be performed by Landlord under this Lease, such breach or failure shall be a default by Landlord and if such default shall continue for thirty (30) days after written notice from Tenant, or if such failure cannot be cured within such thirty (30) day period, Landlord fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible (and except in an emergency when such notice period shall be the lesser of twenty-four (24) hours or any other notice period as is appropriate under the circumstances), then Tenant may, besides any other rights or remedies it may have under this Lease or at law or in equity, may incur any expense necessary to cure such default. If Tenant has elected to cure the default and has incurred any cost or expense in doing so, Tenant shall submit written notice of the cost and expenses to Landlord together with reasonable substantiating documents, and Landlord shall reimburse Tenant such reasonable costs and expenses actually incurred by Tenant within twenty (20) days after such written notice. If Landlord fails to timely make such reimbursement, for any reason, then Tenant shall have the right to deduct the amount of the costs and expenses incurred, against the next due installments of Base Rent until Tenant has recovered all such costs and expenses, provided, however, that the maximum amount which may be offset each month shall not exceed fifty percent (50%) of Tenant’s monthly installment of Rent Notwithstanding the foregoing, Tenant agrees to look solely to Landlord’s interest in the Property and all rents, awards, proceeds and income derived therefrom, for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of, or relating to this Lease, it being hereby agreed that, except to the extent of Landlord’s interest in the Property, Landlord, the assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation. Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members and managers shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease.

19.	SERVICE CHARGE; INTEREST

(i) Late Charge. If Rent or any other amount payable under this Lease is not paid within ten (10) business days after the date it is due, Tenant shall pay to Landlord as liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow a late charge in the amount of five percent (5%) of the amount past due. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment.

(ii) Interest. In addition to the late charge referred to above, any payment from Tenant to Landlord not paid ten (10) days after due shall, at Landlord’s option, bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the legal rate of interest in Arizona, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

20.	NOTICES.

Notice or other communications which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given if in writing and either delivered to the recipient personally or sent by facsimile transmission (with a confirmation copy sent simultaneously by any other means of delivery set forth above), a nationally recognized overnight courier service, or by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to the recipient at the address set forth below or such other address as the addressee may hereafter direct in writing. The time of the giving of notice or other communications shall be deemed to be (i) the time when delivered to the recipient if delivered personally or by facsimile transmission, (ii) the next business day, if sent by overnight courier, or (iii) three (3) business days after deposit in the mail as herein provided, Notices shall be sent to the following addresses:

Tenant:

Ulthera, Inc

2150 South Country Club Drive, Suite 21

Mesa, Arizona 85210

Attn: Bill Fender

with a copy to:

Ballard Spahr, LLC

1 East Washington Street, Suite 2300

Phoenix, Arizona 85004

Attn: Jeffrey S. Pitcher, Esq.

Landlord:

DAZ3-Stapley, L.L.C.

c/o The DESCO Group, Inc.

25 N. Brentwood Blvd.

St. Louis, Missouri 63105

Attn: Legal Department

with a copy to:

Desco Southwest – Phoenix, L.L.C.

3125 E. San Juan Avenue,

Phoenix, AZ 85016

and with a copy to:

The DESCO Group, Inc.

25 N. Brentwood Blvd.

St. Louis, Missouri 63105

Attn: Legal Department

21.	HOLDING OVER:

Should Tenant holdover more than forty-five (45) days after expiration of the Term (such forty-five days to be on the same terms and conditions of this Lease), Tenant shall be on a month-to-month tenancy at a rent equal to one hundred twenty-five percent (125%) of the Base Rent in force immediately preceding expiration of the Term.

22.	SUBORDINATION.

22.1 – Subordination. This Lease is and shall be subject and subordinate in all respects to all existing and future mortgages or deeds of trust now or hereafter encumbering the Building or any part hereof. The Lender under any mortgage or deed of trust may elect to be subordinate to this Lease.

22.2 - Lender Protection. Upon a transfer in connection with foreclosure or trustee’s sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, Tenant, if requested, shall in writing attorn to the transferee, but the transferee or ground lessor, as applicable, shall not be:

(i)	subject to any offsets or defenses which Tenant might have against Landlord;

(ii)	bound by any prepayment by Tenant of more than one month’s installment of Rent;

(iii)	obligated to perform any construction obligations; or

(iv)	subject to any liability or obligation of Landlord except those arising after the transfer.

The liability and obligations of Lender or its transferee shall in all event be subject to the limitations in Section 18.3.

22.3 – Non-disturbance. On or before the Effective Date, Landlord shall provide Tenant with a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit H executed and notarized by Landlord’s existing lender and any other parties holding a deed of trust or mortgage on the Project (or any portion thereof including the Building), and upon execution and notarization thereof by Tenant, shall record such agreement(s) in the Official Records of Maricopa County, Arizona.

22.4 - Documentation. The subordination provisions of this Article 22 shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination within fifteen (15) days following written request from Landlord or Landlord’s Lender.

23.	ESTOPPEL CERTIFICATE.

Tenant shall at any time and from time to time, but not more than three (3) times in any calendar year, within ten (10) days’ following receipt of written request from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified and that Tenant has taken possession of the Premises and has accepted and approved the condition of the Premises and the Tenant Improvements (or, if modified, or disapproved, stating the nature of such modification or disapproval), (b) the date to which the Rent and other charges payable hereunder have been paid in advance, if any, (c) that there are, to Tenant’s actual knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in estoppel certificates in similar transactions. Such statement may be furnished to and relied upon by any prospective purchaser, tenant or encumbrancer of all or any portion of the Premises and shall include any further statement that a good faith purchaser, tenant or encumbrancer would reasonably require.

Landlord shall at any time and from time to time, but not more than three (3) times in any calendar year, upon not fewer than thirty (30) days’ prior written notice from Tenant, execute, acknowledge and deliver to Tenant and any other parties designated by Tenant, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the Rent and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Landlord’s actual knowledge, no uncured defaults on the part of Tenant hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in estoppel certificates in similar transactions. Such statement may be furnished to and relied upon by any prospective sublessee, assignee or encumbrancer of all or any portion of Tenant’s interest in the Premises and shall include any further statement that a good faith sublessee, assignee or encumbrancer would reasonably require.

24.	BINDING EFFECT.

The word “Tenant”, wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, limited liability companies, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except as expressly provided in this Lease.

Landlord may assign its right, title, and interest in the Premises and to this Lease, and such assignment shall thereupon automatically terminate the assignor’s future obligations under this Lease, provided that the assignee shall assume, in writing, the Landlord’s obligations under this Lease arising after the assignment.

25.	COVENANT OF QUIET ENJOYMENT.

So long as no Event of Default by Tenant under this Lease has occurred and is continuing, Tenant’s use and enjoyment of the Premises will not be disturbed by Landlord, or by anyone claiming by, through, or under Landlord.

26.	BROKER.

Tenant hereby warrants and represents to Landlord that if any real estate commission or brokerage fee is claimed to be payable by reason of this Lease or any services to Tenant other than the commission due to Cresa, representing Tenant and Cushman Wakefield, representing Landlord, which shall each be paid by Landlord in accordance with a separate listing agreement, then Tenant shall be fully responsible for the payment of such commission or brokerage fee, and Tenant shall fully indemnify Landlord as to any liability for the payment of any part of such real estate commission or brokerage fee.

27.	MISCELLANEOUS.

27.1 - Obligations are Rent. All sums of money payable by Tenant under this Lease, regardless of how designated, including without limitation, Base Rent, Tenant’s Share of Operating Costs and any Additional Taxes in accordance with Article 5, are “Rent”.

27.2 - Partial Invalidity. If any term or provision of this Lease or application to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Lease shall be valid, and shall be enforced to the fullest extent permitted by law.

27.3 - Waivers. No waiver of any breach of any covenant or provision shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

27.4 - Professional Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Lease or because of the breach by the other party of any of the terms of this Lease, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

27.5 - Entire Lease. This Lease (including all Exhibits) is the final expression of, and contains the entire agreement between, the parties with respect to this Lease and supersedes all prior understandings. In particular, without limitation, neither Landlord nor Landlord’s agents have made any representations or warranties, express or implied, to Tenant in respect to the Premises apart from any representation or warranty expressly set forth in this Lease. This Lease may not be modified, changed, or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent authorized in writing, or as otherwise expressly permitted herein.

27.6 - Time of Essence. Landlord and Tenant hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

27.7 - Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties to create the relationship of principal and agent, partnership, joint venture or any other association between Landlord and Tenant

27.8 - Governing Law. The parties acknowledge that this Lease has been negotiated and executed in the State of Arizona. The parties agree that this Lease shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Arizona. The parties consent to the jurisdiction of the state and federal courts in Arizona and agree that the exclusive venue for any action or proceedings brought in respect to this Lease shall be the state or federal courts in Maricopa County, Arizona.

27.9 - Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

27.10 – Waiver of Jury Trial. Landlord and Tenant each being fully informed by their respective counsel of the legal consequences, waive the right to trial by jury.

28.	TERMINATION OPTION.

Provided no Event of Default by Tenant has occurred, Tenant shall have the option to terminate this Lease effective on the last day of the forty-seventh (47th) full calendar month following the First Phase Commencement Date (“Termination Date”) by providing written notice of such termination to Landlord no later than the last day of the thirty-sixth (36th) full calendar month following the First Phase Commencement Date (“Termination Option”). The written notice provided to Landlord for the Termination Option, if any, shall be accompanied by Tenant’s check in the amount equal to: (i) the unamortized cost of all leasing commissions paid by Landlord in connection with this Lease, (ii) the unamortized cost to Landlord of the initial leasehold improvements to the Premises, (iii) the unamortized cost of the two hundred seventy (270) days abated Base Rent and eighteen (18) months abated Parking Rent provided by Landlord pursuant to Section 3.4 above, and (iv) an amount equal to two (2) months Base Rent and Operating Costs. Items (i), (ii) and (iii) above shall be amortized on a ninety-three month amortization schedule, accruing interest thereon at an annual rate of eight percent (8%). Notwithstanding anything contained herein to the contrary, Tenant’s obligations to pay Rent in accordance with this Lease shall not cease until the applicable Termination Date. Any termination of this Lease pursuant to this Section 28 shall be in the same manner and with the same effect as if that date had been originally fixed in this Lease for the expiration of the term, except that in addition to any sums due and owing in connection with the expiration of the term. Tenant shall pay, or have previously paid, any and all sums due and owing in connection with the termination right granted herein this Article 28.

29.	RIGHT OF FIRST OFFER.

Provided that no Event of Default by Tenant has occurred and subject to the rights of other tenants. Tenant shall have a right of first offer on any space owned by Landlord on the second floor of the Building (“Additional Space”) and Landlord shall not lease any such space except as set forth herein. When all or any part of the Additional Space becomes available. Landlord shall notify Tenant of the location of the Additional Space and the minimum rent for which Landlord is willing to lease the Additional Space, if Tenant, within ten (10) days after receipt of Landlord’s notice, notifies Landlord that it desires to lease the Additional Space on the terms and conditions set forth in Landlord’s notice, the Additional Space shall be leased to Tenant (or an affiliate of Tenant) pursuant to the terms and conditions of Landlord’s notice and otherwise on the terms and conditions of this Lease. Tenant shall have the right to inspect and conduct surveys within the Additional Space during the ten (10) day period after receipt of Landlord’s notice. Tenant shall promptly prepare and the parties shall promptly execute a lease substantially in the form of this Lease with respect to the Additional Space. If Tenant fails to notify Landlord of its desire to lease the Additional Space within ten (10) days after receipt of Landlord’s notice, Landlord shall have the right to lease the Additional Space to any third party upon substantially the same terms and conditions as those set forth In Landlord’s notice, but in any event the effective rent payable by the third party shall not be less than ninety percent (90%) of the effective rent had Tenant elected to lease the Additional Space pursuant to Landlord’s notice and any monetary incentive or other concession, such as a construction allowance, granted to the third party tenant shall not be more than ten percent (10%) greater than the monetary incentive or other concession offered to Tenant in Landlord’s notice. The provisions of this Section shall apply again if, during the Term: (a) Landlord leases the Additional Space to a third party and thereafter such lease is terminated, or (b) any other portion of the Additional Space becomes available, or (c) the terms offered to any third party do not meet the criteria set forth in this Section 29.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

DAZ3-STAPLEY, L.L.C.

By:	The DESCO Group, Inc., a Missouri Corporation, its Manager

By:	/s/ Mark J. Schnuck

Name:	Mark J. Schnuck
Title:	President

TENANT:

ULTHERA, INC., a Delaware corporation

By:	/s/ M.E. Likens
Name:	M.E. LIKENS
Title:	Pres. & CEO

EXHIBIT A

SP-1

ULTHERA

STAPLEY CORPORATE CENTER II

1840 S. STAPLEY DRIVE, SUITE 200

MESA, ARIZONA

EXHIBIT A-1

25,198 USF
28,978 RSF
15% LOAD

02 PHASE I - SPACE PLAN

ARCHICON

ULTHERA
STAPLEY CORPORATE CENTER II
1640 S. STAPLEY DRIVE SUITE 200
MESA, ARIZONA

SP-1

EXHIBIT A-2

4,576 USF
5,263 RSF
15% LOAD

02 PHASE II - SPACE PLAN

ARCHICON

ULTHERA
STAPLEY CORPORATE CENTER II
1840 S. STAPLEY DRIVE, SUITE 200
MESA, ARIZONA

SP-2

EXHIBIT B

SITE PLAN

Phase I
Existing
Phase II
Planned
C-6
W-6
SW-6
C-6
W-4
SW-4

EXHIBIT C

CONSTRUCTION RIDER

1.	TENANT WORK:

Tenant designates Bill Fender (###) ###-#### to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Exhibit C. Landlord designates Dan O’Neal (###) ###-#### to act as Landlord’s Representative with respect to all approvals, directions and authorizations pursuant to this Exhibit C.

1.1. Plans. As soon as may be reasonably practicable after the Effective Date, Archicon, L.C. (the Building’s architect) shall prepare detailed plans and specifications setting forth Tenant Improvements in the First Phase Area, as depicted on the “test fit” space plans prepared by Tenant’s architect, as such is attached hereto as Exhibit C-3, using Landlord’s building standard materials (as such are attached hereto as Exhibit C-1), and including, without limitation, the design, materials, layout, architectural, mechanical, electrical, and plumbing plans and all other relevant specifications and plans relating to all aspects of Tenant Improvements in such First Phase Area (“Construction Documents”). Landlord will provide Tenant with an initial cost estimate for the work shown in the Construction Documents. The Construction Documents shall be compliant and coordinate with the existing Building systems, and to insure integration and coordination. In addition, the Construction Documents and Tenant Improvements shall conform to the requirements set forth in Article 9 of the Lease. The Construction Documents shall be submitted to Tenant for its reasonable review and approval prior to being granted access to the Premises (as contemplated in Article 2 of the Lease). Tenant shall have ten (10) days after receipt of the Construction Documents to either approve the Construction Documents or submit notice rejecting the Construction Documents and setting forth in detail Tenant’s reasonable grounds for its rejection. Tenant’s failure to so notify Landlord within the time period provided herein shall be deemed approval of the Construction Documents, provided, however, that a statement in bold has been placed in its request for approval to the effect that a failure to submit notice rejecting the Construction Documents within the applicable time frames shall be deemed an approval of such Construction Documents. Upon approval of the Construction Documents, Landlord shall modify the previous cost estimate for the Tenant Improvements, if necessary (such shall be referred to herein as the “Final Cost Estimate”).

Interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

1.2. Construction. Upon approval by Landlord and Tenant of the Construction Documents, Landlord (or Tenant’s Contractor, as defined below) shall proceed with reasonable diligence and use reasonable efforts to cause the Tenant Improvements to be Substantially Completed on or prior to the Target First Phase Commencement Date, The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been substantially completed in accordance with the Construction Documents except for details, omissions, decorations and mechanical adjustments of the type normally found on an architectural “punchlist” that do not materially impair Tenant’s use and enjoyment of the Premises and receipt of any and all certificates of occupancy or other approvals from the City of Mesa, and all systems and services to be furnished by Landlord to the Premises (including, without limitation, those detailed in Section 8 of the Lease) are in good operating condition. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

Upon Substantial Completion, Landlord and Tenant on walk-through will prepare the punchlist identifying the work remaining to be done. Any defect, nonconformity or noncompliance not included in the punchlist and not disclosed to Landlord within fifteen (15) days after the First Phase Commencement Date shall be deemed waived by Tenant and Landlord shall have no responsibility to repair. Within fifteen (15) days after preparation of the punchlist, Landlord will commence work on the punchlist and diligently pursue work to completion. Provided that the completion of the punchlist work will not materially impair Tenant’s use and enjoyment of the Premise, the punchlist work will not defer Substantial Completion or Tenant’s obligation to commence paying Rent.

Notwithstanding anything contained herein to the contrary, Tenant shall have the right to suggest a contractor(s) and subcontractor(s) of its choosing (“Tenant’s Contractor”) to invite to bid on the Tenant Improvements.

1.3. Changes. If Tenant requests any change, addition or alteration in or to the Construction Documents (“Change”) Landlord shall cause the Space Planner to prepare additional plans implementing such Change. Tenant shall pay the cost of preparing additional Plans within ten (10) days after receipt of Landlord’s invoice therefor. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any costs and expenses resulting from the Change that are in excess of the Final Cost Estimate. If Tenant fails to give their approvals herein, construction of the Tenant improvements shall proceed as provided in accordance with the original Construction Documents. Any delay due to a Change will be deemed a Tenant Delay.

1.4 Ownership Of Tenant Improvements. Subject to Section 9 2 of the Lease, all Tenant Improvements, whether installed by Landlord or Tenant, shall become part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

1.5 Tenant Allowance. Landlord shall provide Tenant with a Tenant Allowance” of Two Dollars ($2.00) per square foot of Usable Area in the Premises to apply toward Tenant’s expenses incurred in moving its business to the Premises including, without limitation, Tenant’s costs in connection with the installation of telephone, cable and networking facilities and equipment, furniture, fixtures and equipment, security systems and/or to be applied to the cost of the panel to be placed on the Monument Sign The Tenant Allowance shall be payable within forty-five (45) days following the First Phase Commencement Date.

1.6 Second Phase Area. Upon Tenant’s election to proceed with the Tenant Improvements necessary for the Second Phase Area, as provided in Section 1.6 of the Lease, the same preparation and review procedures for Construction Documents specified in Section 1.2 above for the First Phase Area, shall also apply to the Second Phase Area.

EXHIBIT C-1

Stapley Corporate Center Office

Building Standards/Materials

March 1, 2006

Corridor Partitioning	3 5⁄8” metal studs, 25 ga at 24” o.c., with 1 layer of 5⁄8” gypsum wallboard each side. Partition extends to underside of floor or roof deck above, seal as required, painted with 2 coats of paint. Carpet base on corridor side of wall. Partition will include R-11 insulation batts and caulking at floor on one side. Note: Itemize cost of wall so tenant cost includes half of wall construction and wall finish for tenant side and building cost includes half of wall construction and wail finish for corridor side.

Demising Partitioning	3 5⁄8” metal studs, 25 ga at 24” o.c., with 1 layer of 5⁄8” gypsum wallboard each side, Partition extends to underside of floor or roof deck above, sea! as required. One layer of gypsum board extends from floor to deck above. Partition will include R-11 insulation batts and caulking at floor on one side. Partition to include two coats of paint and 2 1⁄2” straight rubber base. Cost of wall will be equally divided between adjoining tenants.

Tenant Partitioning	3 5⁄8” metal studs, 25 ga at 24” o.c., with 1 layer of 5⁄8” gypsum wallboard each side. Partition extends from floor to underside of ceiling grid with smooth finish and two coats of paint. Connection to ceiling grid to be by clips, not screws. Include 2 1⁄2” straight rubber base at carpet and 2 1⁄2” coved rubber base at VCT.

Tenant Entry Doors	Lobby tenant doors will be installed with the building construction. Corridor tenant doors will be installed as a part of tenant finish. Doors will be 3’-0” x 8’-0” solid core wood doors manufactured by Marshfield Door Systems, species shall be White Birch, rotary cut, with a finish of Cinnamon 36-95.

Tenant Interior Doors	3’-0” x 8’-0” solid core wood doors, species shall be White Birch, rotary cut, with a finish to match tenant entry door (Cinnamon).

Tenant Frames/Hardware	Door frames are to be aluminum type with clear anodized finish to match lobby frames. An alternate cost for hollow metal frames is to be submitted for owner’s review. Latch set with lever handle. Manufacturer to be Schlage. (US32D Satin Aluminum). Closers to be LCN 1070 and 1460 series. All other hardware to match building standard finishes.

Acoustical Ceilings	2’ x 4’ Armstrong Dune Fine Texture Second Look II #2712, suspended white tegular ceiling, in standard white grid. Scribe cut at all partitions Grid and tile installation shall be at tenant cost.

Tenant Light Fixtures	2’ x 4’ recessed fluorescent parabolic lens fixtures with three lamps, one per 100 sf. 18 Cell, semi-specular silver aluminum finish, 3” deep. Light fixture material and installation will be a tenant cost.

Light Switches	Single pole switch, one per office/room, with white cover plate and toggle switch to match building standard. Open areas requiring more than one switch will be grouped together.

Exhibit C

Electrical Convenience Outlets	Duplex wall outlet with white cover plate and device to match building standard. 1 device per 100 sf., or 2 receptacles per office/room if less than 100 sf.

Telephone outlets	Building standard rough-in boxes and wall conduit at one device per office/room. Tenants to hire their own communications equipment companies for system installation and wiring.

Exit lights	Exit lights to match building standard. Quantity to be coordinated with wall layout.

Electrical Power	Electric is to be distributed from the main electrical room to the tenant space with good engineering practices in such quantity to sufficiently provide for a standard general engineering office use, equipped with typewriters, fax machines, printers, desk calculators, normal office computer equipment, dictation equipment and copying machines with power requirements considered standard in the industry. The Premises shall be fitted with no more than five dedicated circuits. All electrical equipment, gear, wiring and associated materials, equipment and labor is to be determined from review of existing conditions.

HVAC	Separate thermostatically controlled zones provided with energy management system and power connections, consistent with good engineering practices to suit normal office occupancy. White supply and return grilles, thermostats, and ductwork as required. Include smoke detectors and EMS equipment/connections. Existing building systems and conditions are to be reviewed and verified to coordinate with tenant requirements.

Floor Coverings	Building standard carpet is manufactured by Masland Carpets with direct glue-down installation. Style is Wave Length #7817, color is Physics 18704. Tenant color per building standard selections.

Window Coverings	1” Levelor mini-blinds. All exterior vision glass will have blinds installed under the building standard and included in Tenant cost.

Fire Protection Sprinklers	Sprinkler heads shall be semi-recessed concealed type heads with chrome escutcheons.

Signage	Building standard tenant identification and suite number in lobby directory and at tenant entry shall be at landlords cost.

General Instructions

Building costs are to be included but itemized separately from Tenant cost. This is a “turn-key” project in which the Landlord shall be responsible for the costs of Tenant Improvements that are agreed upon in the Construction Documents and Final Cost Estimate. Tenant is responsible for costs associated with changes, additions or upgrades that exceed the Final Cost Estimates as provided in Exhibit C.

Voluntary alternates submitted by bidders for equal products will be reviewed in a cost savings effort. Bidder is to include sufficient information for Landlord’s evaluation.

Exhibit C

All construction material deliveries as well as all personnel access is to be through the side stairway exit doors. No access will be granted through either main building entrance. This is a strict requirement. Delivery to second floor space is to be through the stairways or delivered through a perimeter window. Use of the elevators will not be allowed. Stair access corridors are to be protected from damage, with any damage repaired as part of the tenant improvement project.

Exhibit C

EXHIBIT C-2

STANDARD CONSTRUCTION REQUIREMENTS

All construction material deliveries as well as all personnel access is to be through the side stairway exit doors located on the north east corner and the southwest corner of the building Access to the second floor is via the stairs at these locations. No access will be granted through either main lobby entrance.

Building Restrooms are not to be used by construction personnel. General contractor is responsible for portable toilets. Placement of portable toilets must be coordinated with landlord.

If window is removed at contractor option for the load in of materials or for trash removal, proper protection of surroundings is required and window must be returned to original condition.

Office Trailers and Signage will not be permitted.

Dumpsters must be placed on  3⁄4’ plywood. Location of dumpsters to be coordinated with Desco.

General Contractor is responsible for the repair of all damage to building facilities, systems and interior corridors caused by construction personnel.

So as not to void the roof warranty, General Contractor must employ owners roofing contractor to seal any penetrations through the roof. General Contractor to have roof warranty re-certified by owners roofing contractor.

ADDITIONAL INSURED

Certificates of Insurance from General Contractor listing the additional insures below must be received prior to mobilization:

The following entities should be listed as additional (certificate holder is not acceptable) insured’s;

The DESCO Group, Inc.

25 North Brentwood

St. Louis, MO 63105

DAZ3-Stapley, L.L.C. C/O The DESCO Group

25 North Brentwood

St. Louis, MO 63105

Exhibit C

EXHIBIT C-3

SPACE PLAN
OVERALL BUILDING PLAN

evolutiondesign

SPACE PLAN NOT FOR CONSTRUCTION

ULTHERA
STAPLEY CORPORATE CENTER
1840 SOUTH STAPLEY DRIVE
MESA, ARIZONA

TF-2

EXHIBIT D

BUILDING RULES AND REGULATIONS

Tenant’s use of the Building and Premises shall be governed by the following rules, which Landlord shall enforce on a uniform basis. Landlord reserves the right to unilaterally amend or add to the rules, and such amendments and additions shall be effective when notice of the same is given to Tenant in the manner provided in the Lease.

1. Nothing shall be displayed, painted or affixed by Tenant on any part of the exterior or interior of the Building (except within the Premises) without the prior written consent of Landlord, and then only of such color, size, style and material as shall be approved by Landlord, Nothing shall be affixed by Tenant to any portion of the Premises in areas that cover any window or are visible from the Common Areas without Landlord’s prior written consent, which may be granted or withheld, in Landlord’s sole and absolute discretion.

2. Landlord shall furnish Tenant with one hundred two (102) keys or access cards to each door lock for the Premises. Additional keys or access cards shall be procured from Landlord and paid for by Tenant, No additional or replacement locks shall be placed on any door of the Premises, and Tenant shall not permit duplicate keys or access cards to be made. Tenant shall be solely responsible for the security of ail keys or access cards to the Premises, All keys or access cards furnished to Tenant shall be surrendered to Landlord at the termination of the Term.

3. If Tenant desires additional wiring connections, Landlord shall direct the electricians as to where the wires are to be introduced and without such directions no boring or cutting for wiring shall be permitted.

4. Tenant shall not install or operate any steam or internal combustion engine, boiler, space heater, machinery, refrigerating or heat generating device or air conditioning apparatus in or about the Premises or carry on any mechanical business therein. Tenant shall not install any vending machines other than for use by Tenant’s employees; however Tenant may install a refrigerator, microwave or coffee maker in the Premises for use solely by Tenant’s employees.

5. The Common Areas of the Building shall not be obstructed by Tenant or used in any way except for ingress and egress to and from the offices. Tenant shall place no objects outside Tenant’s Premises.

6. The bathroom fixtures shall not be used for purposes other than those for which they were constructed. The cost of repairing any damage caused by Tenant resulting from misuse of such fixtures shall be borne by Tenant.

7. Tenant shall not permit littering of the Common Areas of the Building.

8. Tenant shall not make noises, cause disturbances or vibrations or use any electrical or electronic devices or other devices that emit sound or other waves or disturbances or create odors, any of which may be offensive to other tenants of the Building or which would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any musical instrument or equipment or any similar device inside or outside the Premises without the prior written consent of Landlord. The use thereof, if permitted, shall be subject to control of Landlord to the end that others shall not be disturbed or annoyed.

9. Tenant shall not waste utility services and shall cooperate fully with Landlord to assure the most effective operation of the Building’s HVAC system and shall not adjust any controls other than thermostats installed for Tenant’s use. Tenant shall keep corridor door(s) closed.

10. Tenant assumes full responsibility for, and hereby releases Landlord for any liability for, protecting Tenant’s space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

11. No animals, birds, fish, bicycles or other vehicles shall be allowed in any part of the Building without the prior consent of Landlord (excluding guide dogs or other guide animals).

12. Any person or persons (other than the janitor of Landlord) who shall be employed for the purpose of cleaning or maintaining the Premises shall be employed at Tenant’s cost, subject to the terms of the Lease, and Landlord shall in no way be responsible for any loss of property on or from the Premises, however occurring, by a janitor.

13. Tenant shall not accumulate or store on the Premises any waste paper, discarded records, books and paper files, sweepings, rags, rubbish or other combustible matter. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary course, and Tenant shall keep all trash within Tenant’s Premises. All garbage and refuse disposal shall be made in accordance with Landlord’s instructions as designated from time to time.

14. Tenant shall not make any room to room canvass to solicit business from other tenants in the Building and shall not exhibit, sell, or offer to sell, use, rent or exchange any item or service in or from the Premises unless within the Permitted Use.

15. Landlord reserves the right to exclude from the Building all disorderly persons, persons under the influence of alcohol or a controlled substance, idlers and peddlers, solicitors, and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building.

16. All deliveries to the Premises shall be subject to the reasonable control of Landlord as to place and time of deliveries.

17. All areas of the Building, including without limitation the Common Areas, grounds and Premises, are a no smoking area in which no smoking of any kind, including but not limited to cigarettes, cigars, pipes, or any other device, is permitted except in an area specifically designated by Landlord as an area where smoking is permitted. Landlord shall not be responsible for violations of this provision by any tenant of the Building, or such tenant’s employees, visitors, contractors, or subcontractors. In the event Landlord seeks to enforce this provision against Tenant, Tenant shall pay all costs and expenses of every kind including, without limitation, all court costs and attorneys fees and charges.

18. In the event Landlord seeks any injunctive relief to prevent violations of these Rules and Regulations, Tenant agrees that if a bond is required by the court, that the amount of such bond not exceed $100.00.

19. Without Landlord’s prior written consent, Tenant shall not use the name of the Building or Project for purposes other than Tenant’s business address, nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence. Tenant shall not represent itself as being associated with any company, corporation or other entity by which the Building or Project may be known or named.

20. The Premises is not to used for housing accommodations or lodging or sleeping purposes.

EXHIBIT E

COMMENCEMENT AGREEMENT

DAZ3-Stapley, L.L.C., as Landlord, and Sidus, LLC, as Tenant, hereby acknowledge that pursuant to the Lease between them dated             , 20     (“Lease”), relating to a certain office Suite #     located in Building #     of the Stapley Corporate Center, Mesa, Arizona, the following shall apply:

1. The [First Phase] [Second Phase] Commencement Date of the Lease is             .

2. The last day of the Term of the Lease is             .

3. The commencement and expiration of the first Renewal Term are:              to             .

4. It is stipulated and agreed that there are              square feet of Rentable Area in the [First Phase Area] [Second Phase Area] [and              square feet of Rentable Area in the entire Premises].

5. It is stipulated and agreed that there are              square feet of Rentable Area in the Building.

6. Base Rent [for the First Phase Area] [for the Premises] shall be as follows;

Period	Base Rent Per Rentable Area	Annual Base Rent	Monthly Payment of Base Rent

7. Tenant’s Proportionate Share for the [First Phase Area] [Premises] is             .

8. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

Dated this      day of             , 20    .

LANDLORD:			TENANT:

DAZ3-Stapley, L.L.C.,			Ulthera, Inc,
a Missouri limited liability company			a Delaware corporation

By:	The DESCO Group, Inc.,
A Missouri corporation, its Manager

	By:		By:
	Name:	Mark Schnuck	Name:
	Title:	President	Title:

EXHIBIT F

INTENTIONALLY DELETED

EXHIBIT G

PARKING RULES AND REGULATIONS

1.	The Parking Rent is due in advance, on the first day of each month and every successive calendar month thereafter, during the term of the foregoing Lease.

2.	Landlord reserves the right to adjust the monthly Parking Rent, in accordance with the terms of the foregoing Lease, to the market rate upon giving Tenant at least thirty (30) days written notice prior to any change.

3.	Tenant shall furnish to Landlord a list of employees entitled to use the Covered Parking Stalls, together with vehicle descriptions and vehicle license numbers.

4.	All vehicles shall be parked at the sole risk of Tenant and the owner of the vehicle, and neither Landlord, the property manager nor their respective agents or employees shall be liable for any injury to any person or any damage to any vehicle or the contents thereof.

5.	Landlord may revoke or suspend use of the Covered Parking Stalls for maintenance and repairs, or for continued violations of these Parking Rules and Regulations (including, without limitation, nonpayment of Parking Rent).

6.	Landlord reserves the right to modify and add to these Parking Rules and Regulations, as Landlord deems appropriate.

Exhibit H

SNDA

(attached hereto)

Space Above Line Reserved for Recorder’s Use

1.	Title of Document:	Subordination, Nondisturbance and Attornment Agreement

2.	Date of Document:	, 2012

3.	Grantor(s):	DAZ3-Stapley, L.L.C., a Missouri limited liability company

4.	Grantee(s):	Wells Fargo Bank, National Association

5.	Statutory Mailing Address(es):	Grantor: c/o The DESCO Group, Inc. 25 N. Brentwood Boulevard St. Louis, Missouri 63105 Attn: Legal Department

Grantee: 1 North Jefferson, Building D3 MAC Mail Code: H0004-033 St. Louis, Missouri 63103

6.	Legal description:	See Exhibit A annexed to the document.

7.	Reference(s) to Book(s) and Page(s):	Deed of Trust recorded at Instrument No. 2008-0493363

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL

ASSOCIATION

1 North Jefferson, Building D3

MAC Mail Code: H0004-033

St. Louis, Missouri 63103

Attn: Mark S. Odenwald

Loan No. 1000401

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(Lease to Deed of Trust)

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made effective as of             , 2012, by DAZ3-STAPLEY, L.L.C., a Missouri limited liability company, owner of the real property hereinafter described (“Owner”) and ULTHERA, INC., a Delaware corporation, under the lease agreement described below (“Lessee”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S

B.	Pursuant to the terms and provisions of a lease dated June , 2012 (“Lease”), Owner granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

C.	Owner has executed a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, modified, renewed or restated, the “Deed of Trust”) dated as of June 3, 2008 and recorded on June 4, 2008 as Instrument No. 2008-0493363 in the real estate records of Maricopa County, Arizona, securing, among other things, an Amended and Restated Promissory Note Secured by Deed of Trust (as amended, modified, renewed or restated, the “Note”), dated as of February 26, 2010, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

D.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease (including without limitation any options to purchase any part of the Property) and that the Lessee specifically and unconditionally subordinates the Lease and any such options to the lien of the Deed of Trust.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

SUBORDINATION, Owner and Lessee hereby agree that:

Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally (except as may be otherwise expressly provided herein) be and at all times remain a lien on the Property prior and superior to the Lease, and to the extent the Lease predates the Deed of Trust, Lessee hereby subordinates the Lease to the Deed of Trust; and

Subordination. Lender would not approve the Lease without this agreement to subordinate.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to. nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part: and

Waiver. Relinquishment and Subordination. Lessee intentionally and unconditionally (except as may be otherwise expressly provided herein) waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender. For purposes of the Lease, Lender hereby notifies Lessee that Lender’s address for notices as the holder of the Deed of Trust is the address set forth in Section 6.2 of this Agreement.

ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the grantee under the Deed of Trust:

Modification, Termination and Cancellation. Except as set forth in the Lease. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent, which consent will not be unreasonably withheld or delayed, and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent:

Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth in the Lease;

No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender. Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust. Owner hereby irrevocably authorizes Lessee to make payment as may be directed pursuant to this Section 3.4.

ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) (a “Transfer”) as follows:

Payment of Rent, Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

Continuation of Performance. Lessee shall be bound to Lender in accordance with ail of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee:

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease prior to the date of the Transfer, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

Subsequent Transfer. Lender, by succeeding to the interest of Lessor under the Lease, shall be obligated to perform the covenants of Lessor thereunder from and after the date of the Transfer, but upon any further Transfer of Lessor’s interest by Lender, all of such obligations accruing after such further transfer shall terminate as to Lender.

NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default beyond any applicable grace period on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender; any option to purchase with respect to the Property; any right of first refusal with respect to the Property; [any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.]

MISCELLANEOUS.

Heirs. Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon the first to occur of receipt or the expiration of one (1) business day after deposit with a nationally recognized overnight delivery carrier and addressed to the address of Lessee or Lender appearing below:

“OWNER”	“LENDER”

DAZ3-STAPLEY, L.L.C.	WELLS FARGO BANK, NATIONAL ASSOCIATION
c/o The DESCO Group, Inc.	1 North Jefferson, Building D3
25 N. Brentwood Blvd.	MAC Mail Code: H0004-033
St. Louis, Missouri 63105	St. Louis, Missouri 63103
Attn: Legal Department
Attn: Mark S. Odenwald

“LESSEE”

ULTHERA, INC.
1840 S. Stapley Drive Mesa, Arizona Attn:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others: and

Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

EARLY TERMINATION FEES. Owner and Lessee each agree that any amounts paid by Lessee to Owner for early termination of the Lease, if any, shall be paid to Lender to be held pursuant to the terms of the documents evidencing and securing the Loan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement, dated as of             , 2012, executed by DAZ3 - STAPLEY, L.L.C., a Missouri limited liability company, as “Owner”, and ULTHERA, INC., a Delaware corporation, as “Lessee”, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of Maricopa, State of Arizona, described as follows;

Lots 3 and 4 of Stapley Corporate Center Two according to the plat thereof recorded in Book 739 Page 42, as Document Number 2005-0435237 of the Official Records of the Maricopa County, Arizona Recorder.

Assessor’s Tax Account Number for the Property: 139-11-096; 139-11-097

Property Address: 1840 and 1910 S. Stapley Drive

1

EXHIBIT I

SIGN CRITERIA

2

EXHIBIT I

20'-0" Max.
15"
EXTRA
20'-0" Max.

Quantity: Up to 2 per tenant (only one per elevation)
Location: Restricted to the EIFS bands above the first and second floors
Height: 15" High letters
Width: Up to 20' long
Sign Area: Up to 40 S.F. per sign or 80 S.F. per tenant
Materials: Reverse pan channel aluminum with satin finish
Graphics: All tenants to use project font. Logos not allowed
Illumination: Non-illuminated
Signage to be located adjacent to tenant suite.

Exhibit H

SNDA

(attached hereto)

Space Above Line Reserved for Recorder’s Use

1.	Title of Document:	Subordination, Nondisturbance and Attornment Agreement

2.	Date of Document:	, 2012

3.	Grantor(s):	DAZ3-Stapley, L.L.C., a Missouri limited liability company

4.	Grantee(s):	Wells Fargo Bank, National Association

5.	Statutory Mailing Addresse(es):	Grantor: c/o The DESCO Group, Inc. 25 N. Brentwood Boulevard St. Louis, Missouri 63105 Attn: Legal Department

Grantee: 1 North Jefferson, Building D3 MAC Mail Code: H0004-033 St. Louis, Missouri 63103

6.	Legal description:	See Exhibit A annexed to the document.

7.	Reference(s) to Book(s) and Page(s):	Deed of Trust recorded at Instrument No. 2008-0493363

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL

ASSOCIATION

1 North Jefferson, Building D3

MAC Mail Code: H0004-033

St. Louis, Missouri 63103

Attn: Mark S. Odenwald

Loan No. 1000401

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(Lease to Deed of Trust)

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made effective as of             , 2012, by DAZ3-STAPLEY, L.L.C., a Missouri limited liability company, owner of the real property hereinafter described (“Owner”) and ULTHERA, INC., a Delaware corporation, under the lease agreement described below (“Lessee”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S

B.	Pursuant to the terms and provisions of a lease dated June , 2012 (“Lease”), Owner granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

C.	Owner has executed a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, modified, renewed or restated, the “Deed of Trust”) dated as of June 3, 2008 and recorded on June 4, 2008 as Instrument No. 2008-0493363 in the real estate records of Maricopa County, Arizona, securing, among other things, an Amended and Restated Promissory Note Secured by Deed of Trust (as amended, modified, renewed or restated, the “Note”), dated as of February 26, 2010, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

D.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease (including without limitation any options to purchase any part of the Property) and that the Lessee specifically and unconditionally subordinates the Lease and any such options to the lien of the Deed of Trust.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

SUBORDINATION. Owner and Lessee hereby agree that:

Prior Lien, The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally (except as may be otherwise expressly provided herein) be and at all times remain a lien on the Property prior and superior to the Lease, and to the extent the Lease predates the Deed of Trust, Lessee hereby subordinates the Lease to the Deed of Trust; and

Subordination. Lender would not approve the Lease without this agreement to subordinate.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part: and

Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally (except as may be otherwise expressly provided herein) waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of. this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender. For purposes of the Lease, Lender hereby notifies Lessee that Lender’s address for notices as the holder of the Deed of Trust is the address set forth in Section 6.2 of this Agreement.

ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the grantee under the Deed of Trust:

Modification, Termination and Cancellation. Except as set forth in the Lease, Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent, which consent will not be unreasonably withheld or delayed, and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;

Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth in the Lease;

No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender. Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust. Owner hereby irrevocably authorizes Lessee to make payment as may be directed pursuant to this Section 3.4.

ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) (a “Transfer”) as follows:

Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee:

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease prior to the date of the Transfer, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

Subsequent Transfer. Lender, by succeeding to the interest of Lessor under the Lease, shall be obligated to perform the covenants of Lessor thereunder from and after the date of the Transfer, but upon any further Transfer of Lessor’s interest by Lender, all of such obligations accruing after such further transfer shall terminate as to Lender.

NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default beyond any applicable grace period on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; [any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.]

MISCELLANEOUS.

Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon the first to occur of receipt or the expiration of one (1) business day after deposit with a nationally recognized overnight delivery carrier and addressed to the address of Lessee or Lender appearing below:

“OWNER”	“LENDER”

DAZ3-STAPLEY, L.L.C.	WELLS FARGO BANK, NATIONAL ASSOCIATION
c/o The DESCO Group, Inc.	1 North Jefferson, Building D3
25 N. Brentwood Blvd.	MAC Mail Code: H0004-033
St. Louis, Missouri 63105	St. Louis, Missouri 63103

Attn: Legal Department
Attn: Mark S. Odenwald

“LESSEE”

ULTHERA, INC.
1840 S. Stapley Drive
Mesa, Arizona
Attn:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

EARLY TERMINATION FEES. Owner and Lessee each agree that any amounts paid by Lessee to Owner for early termination of the Lease, if any, shall be paid to Lender to be held pursuant to the terms of the documents evidencing and securing the Loan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A and Lease Guarantor’s Consent are attached hereto and incorporated herein by this reference.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

DAZ3-STAPLEY, L.L.C., a Missouri limited liability company

By:	THE DESCO GROUP, INC., a Missouri corporation, its sole Manager

By:
Mark J. Schnuck, President

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:

Mark S. Odenwald, Vice President

“LESSEE”

ULTHERA, INC., a Delaware corporation

By:
Name:
Its:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF MISSOURI	)
) ss
COUNTY OF ST. LOUIS	)

On this     day of             , 2012, before me appeared                     , to me personally known, who, being by me duly sworn, did say that he is the President of THE DESCO GROUP, INC., a Missouri corporation, the sole Manager of DAZ3-STAPLEY, L.L.C., a Missouri limited liability company, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said Mark J. Schnuck acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

NOTARY PUBLIC

(SEAL)

My Commission Expires:

STATE OF MISSOURI	)
)
COUNTY OF ST. LOUIS	)

On this     day of             , 2012, before me appeared MARK S. ODENWALD, to me personally known, who, being by me duly sworn, did say that he is a Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and that said instrument was signed in behalf of said association by authority of its Board of Directors; and said MARK S. ODENWALD acknowledged said instrument to be the free act and deed of said association.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

(SEAL)

My Commission Expires:

STATE OF ARIZONA	)
)
COUNTY OF MARICOPA	)

On this     day of             , in the year 2012, before me                                         , a Notary Public in and for said State, personally appeared                                         of ULTHERA, INC., a Delaware corporation, known to me to be the person who executed the within instrument in behalf of said corporation; and acknowledged to me that he/she executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County or City and State aforesaid, the day and year first above written.

Notary Public

(SEAL)

My Commission Expires:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)